
                                   EXHIBIT "A"

                             MEMORANDUM OF AGREEMENT
           BETWEEN DREAMWORKS L.L.C. AND UNIVERSAL CITY STUDIOS, INC.

                         FOREIGN THEATRICAL DISTRIBUTION

                                TABLE OF CONTENTS

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                                                                           PAGE
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
1.    Definitions....................................................        1
2.    Distribution...................................................        4
3.    Distribution Controls and Procedures...........................        6
4.    Grant of Rights................................................       17
5.    Collections/Remittance/Accounting..............................       20
6.    Representations and Warranties.................................       30
7.    Indemnity......................................................       31
8.    Copyright......................................................       32
9.    Delivery.......................................................       33
10.   Termination....................................................       33
11.   Miscellaneous..................................................       38
      EXHIBIT "A-1"..................................................       41
      EXHIBIT "A-2"..................................................       42

                                   EXHIBIT "A"

                             MEMORANDUM OF AGREEMENT
           BETWEEN DREAMWORKS L.L.C. AND UNIVERSAL CITY STUDIOS, INC.

         This agreement ("Exhibit A") is entered into as of June , 1995 by and between DreamWorks L.L.C., a Delaware Limited Liability Company ("DW"), and Universal City Studios, Inc. (herein, "Universal") relating to foreign theatrical motion picture distribution.

         In consideration of the covenants and conditions herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       DEFINITIONS:

         a. "Pictures" (individually "Picture") means all live-action and animated motion pictures (and combinations thereof) initially distributed by DW in commercial motion picture theaters before paying public audiences in the United States during the "Term", as and to the extent DW has or acquires "Theatrical Distribution Rights" in the "Territory". Universal acknowledges that third parties may distribute a Picture in such portion of the Territory (which may be the entire Territory) where and when DW does not have Theatrical Distribution Rights in such portion. The term "Picture" or "Pictures" does not include any motion picture co-financed by DW and MCA pursuant to Exhibit "C" to the Master Agreement.

         b. "Term" means the period commencing on the date hereof and continuing through December 31, 2001; provided that the Term may be extended for an additional four-year period at DW's and Universal's mutual agreement confirmed by both parties in writing no later than 90 days prior to December 31, 2001. Notwithstanding the foregoing and subject to the terms of this Exhibit "A", Universal shall have the exclusive Theatrical Distribution Rights for each Picture for the initial period (as DW determines in its sole discretion) of theatrical distribution of such Picture in each country of the Territory in which such distribution commences within twelve months following such Picture's initial general U.S. theatrical release, provided that DW shall be entitled to re-release any Picture theatrically but only after the Term without utilizing Universal as the distributor. Notwithstanding the foregoing, the Term is subject to earlier termination in accordance with Paragraph 10 below.

         c.       "Territory" means the entire world, excluding only:

                  i. the United States and Canada and their territories and possessions (including specifically, without limitation, Guam, Midway Islands, U.S. Virgin Islands, Canal Zone, Saipan, Marshall Islands and Puerto Rico), the Bahamas and Bermuda; and

                  ii. South Korea, North Korea and the remainder of Asia (excluding Japan), but only if and to the extent that DW assigns theatrical distribution rights in such countries to or through Lee Entertainment L.L.C. or any of its affiliated or related parties, or any of their successors or designees (collectively, the "Korean Shareholder") pursuant to an agreement between DW and the Korean Shareholder (the "Investor Agreement") (it being understood that the countries so excluded may increase during the Term as such Korean Shareholder distributes motion pictures theatrically in more countries in Asia other than Japan). DW will provide Universal with reasonable notice, if and to the extent that DW receives same, of such additional countries, although DW's failure to do so shall not be deemed to be a breach of this Exhibit "A"; provided, however, if and to the extent that Universal and/or UIP has previously entered into arrangements pre-approved by DW in such additional countries, DW shall hold harmless Universal from any third party claims and actual direct out-of-pocket losses (i.e., excluding internal costs, profits and/or other consequential damages) resulting from DW's failure to provide timely notice. In any event, any such change in countries shall be prospective only (i.e, it will only affect Pictures which have not then been distributed by UIP). Notwithstanding the foregoing, it is agreed that the Korean Shareholder may not distribute the Pictures through another U.S. "major" motion picture distributor (currently Twentieth Century Fox, Warner Bros., Sony, and Disney), although it may co-venture with such distributor(s) for distribution. Notwithstanding the foregoing, if the Korean Shareholder's distribution rights have terminated with respect to a particular Picture(s) or in a specified country(ies), and/or if the Investor Agreement terminates, then to the extent the Korean Shareholder no longer has distribution rights, the Territory shall then include any such excluded country(ies) and/or Universal shall then have Theatrical Distribution Rights with respect to the particular Picture(s), as the case may be.

         d. "Theatrical Distribution Rights" means only the exclusive limited right and obligation, subject to the terms of this Exhibit "A", to distribute the Pictures for the purpose of exhibition in commercial motion picture theaters before paying public audiences. Theatrical Distribution Rights do not include, (i) any form of distribution or exploitation of the Pictures outside the Territory, (ii) distribution or exhibition of the Pictures in any other medium including, without limitation, on free and pay television, video disc, video tape, computer or other video or in-home distribution now known or hereafter devised, radio, legitimate stage, non-theatrical exhibition (including, without limitation, airlines, ships, schools, hospitals, clubs, societies, military and industrial installations, etc.) and/or (iii) any other form of distribution, exhibition or other method of exploitation of the Pictures, now known or hereafter devised.

         e. "Subdistributor" means any person or entity other than "UIP" which distributes the Pictures hereunder within the Territory, and which is not owned or controlled, in whole or in part, by UIP.

         f. "UIP" means United International Pictures, B.V., a company incorporated in the Netherlands, and any entity which it owns or controls in whole or in part.

         g. Notwithstanding anything to the contrary in this Exhibit "A", the parties agree that: (i) Universal shall not be required hereunder to violate any contract existing as of the date hereof or any law, provided Universal shall give DW written notice promptly following (1) DW's submission of a proposed marketing plan(s) or other request for "Services" (as defined below), but in no event later than 30 days following such submission or request, specifying in reasonable detail any requirement hereunder which would cause Universal to violate any such existing contract (and including a copy of the relevant provision[s] of such contract) and/or any law or (2) Universal's knowledge of any such violation or prospective violation; (ii) if Universal receives a claim (which Universal in its good faith business judgment believes poses a risk of a result materially adverse to Universal) that any Services requested by DW violate any third party rights and, as a result thereof, Universal desires to discontinue rendering such Services, Universal will be permitted to do so until such time, if ever, as such claim has been resolved in Universal's favor or in any other manner which does not prevent Universal from rendering such Services and provided that, prior to discontinuing such Services, Universal shall give DW written notice specifying in reasonable detail the specifics of such claim (as well as a copy of any relevant pleadings, demand letters, correspondence, etc.) and shall nonetheless continue rendering such Services for a reasonable period of time so as to enable DW to arrange for a commercially acceptable alternative; (iii) Universal shall not be required to cause UIP to deliver greater services, information, data or reports (collectively, "Services") than the comparable level of Services which UIP then renders to Universal or to any of the "UIP Owners" (as defined below) (provided, however, that Universal will use its best efforts to cause UIP to comply with any additional requirements or Services requested by DW, it being acknowledged that Universal cannot guarantee that UIP will agree to do so); and (iv) there will not be a material reduction (on an overall basis) in the Services provided hereunder, from that provided by UIP to Universal or any of the UIP Owners in June 1995 although the parties acknowledge that (1) any such material reduction shall not be deemed to be a breach of this Exhibit "A", and (2) each of the UIP Owners may themselves render or cause to be rendered specific Services theretofore rendered by UIP and, in such event, to the extent Universal renders or causes to be rendered



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
                  such Services to its own pictures generally, it shall provide such Services to DW at no additional cost.

2.       DISTRIBUTION:

         a. Universal is granted Theatrical Distribution Rights in the Territory to the Pictures during the Term, provided that such distribution shall be conducted by UIP in the ordinary course of UIP's business. In distributing Pictures pursuant to this Exhibit "A", Universal shall be subject to, and shall cause UIP to follow, the direction and control of DW consistent with this Exhibit "A". All decisions by DW under this Exhibit "A" may be made from time-to-time on a Picture-by-Picture and territory-by-territory basis, unless other-wise specifically provided herein. DW shall have the right to designate the period of distribution of any Picture and may require Universal (which shall in turn require UIP) to withhold or withdraw any Picture(s) from distribution overall or on a territory-by-territory basis in the Territory, as DW in its sole discretion instructs, in which event DW agrees to hold Universal and UIP harmless from any third party claims directly resulting from any withholding or withdrawal which shortens the period of distribution previously designated by DW. Neither Universal nor UIP shall have any rights in or to the Pictures other than as distributor and as set forth in this Exhibit "A". Universal shall, or shall cause UIP to, advance on a timely basis all DW-approved "Distribution Expenses" (as defined in Paragraph 5.d. below) in connection with the Pictures and shall be entitled to recoup same as herein provided.

         b. Notwithstanding the foregoing, to the extent Universal is precluded from distributing a Picture theatrically during the Term as a result of DW's exercise of its rights in this paragraph to withhold or withdraw a Picture from distribution in any country (or overall) in the Territory, DW shall not permit any third party to distribute such Picture in such country (or overall) during the Term or for one year after the Term without affording Universal the right to do so pursuant to the terms hereof.

         c. Unless expressly prohibited by applicable law, Universal shall not have the right to refuse to distribute any Picture(s) for theatrical distribution, except for a refusal to distribute based on Universal's or UIP's good faith business judgment exercised in a manner which does not discriminate against the Pictures as compared to the pictures of the "UIP Owners" (as defined below), provided that Universal will give timely prior notice of its intention not to distribute a Picture(s) in sufficient time to allow DW to distribute, or cause the distribution of, such Picture(s) on or about the dates contemplated for initial theatrical release. If Universal refuses (or is deemed unable due to a force majeure event as provided in Paragraph 10.b.ii.3(b) below) to distribute any Picture(s) for theatrical distribution in any country(ies), DW shall have the right in its sole discretion to withdraw any such Picture(s) from Universal and distribute or cause the distribution of such Picture(s) in such country(ies). In addition, if Universal refuses other than for legal or censorship reasons (or is deemed unable due to a force majeure event as provided in Paragraph 10.b.ii.3(b) below and such event does not affect distributors generally) to distribute any Picture(s) in a portion of the Territory representing *** or more of "Territory Receipts" (as defined in Exhibit "A-2") for all UIP pictures in the preceding year, DW shall have the right in its sole discretion to withdraw any such Picture(s) from Universal and distribute or cause the distribution



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                  of such Picture(s) in the entire Territory or any portion of the Territory, as DW elects. Notwithstanding the foregoing, if Universal refuses other than for legal or censorship reasons (or is deemed unable due to a force majeure event as provided in Paragraph 10.b.ii.3(b) below and such event does not effect distributors generally) to distribute any Picture(s) in Japan, Universal shall nonetheless have the right to distribute any such Picture(s) in the remainder of the Territory; provided, however, that DW may, in its sole discretion, withdraw any such Picture(s) from Universal: (a) in the Far East and distribute or cause distribution of such Picture(s) therein; or (b) in the entire Territory on any portion of the Territory if Universal does not distribute any such Picture(s) in any country(ies) other than Japan representing *** or more of Territory Receipts for all UIP Pictures distributed in the preceding year and distribute or cause distribution of such Picture(s) therein. If DW distributes or causes the distribution of any Picture(s) pursuant to either of the two preceding sentences, DW shall also have the right in its sole discretion to withdraw from Universal, and render fulfillment services or cause fulfillment services to be rendered for, any "Videogram" (as defined in Exhibit "B") embodying such Picture[s]), in the relevant country(ies) or, if DW elects, in the entire Territory, as provided in Paragraph 2.C. of Exhibit "B". Any distribution of Picture(s) and/or Videogram(s) by or caused by DW under this subparagraph 2.c. shall be at DW's risk (except as provided in Paragraph 7 of this Exhibit "A" with respect to loss or destruction of any Pictures or related physical elements in Universal's or UIP's or any of their Subdistributors' or agents' possession or control and in Paragraph 8.D.2 of Exhibit "B" with respect to loss or destruction of any Videograms or related physical elements in Universal's or CIC's or any of their Subdistributors' or agents' possession or control) and without any obligation to Universal, UIP and/or CIC with respect to such distribution (including, without limitation, any obligation to pay any Distribution Fees or Distribution Expenses incurred after DW assumes distribution in such country(ies) under this Exhibit "A" and/or any Service Fees incurred after DW assumes distribution in such country(ies) or Service Expenses under Exhibit "B").

         d. DW shall not enter into any agreement during the Term with any third party in which DW does not directly or indirectly have a substantial financial interest or which does not directly or indirectly have a substantial financial interest in DW, for the distribution of Pictures during the Term in commercial motion pictures theaters before paying public audiences in the

                  United States or Canada covering all or substantially all of its Pictures without discussing such matters with Universal, but DW shall have no obligation to enter into an agreement with Universal for such distribution of Pictures in the United States or Canada. DW shall have no obligations under this subparagraph in the event of a termination of this Exhibit "A" per Paragraph 10.

3. DISTRIBUTION CONTROLS AND PROCEDURES: The parties acknowledge that Universal shall cause distribution in the Territory to be handled by UIP, whose services shall be supplied to DW by Universal, which hereby guarantees and shall be fully responsible for the performance of UIP in accordance with and subject to the terms and conditions set forth herein. References to UIP therefore shall refer to those services of UIP which Universal is supplying hereunder. Universal shall cause the Pictures to be distributed by UIP in the same fashion as the pictures of Universal, MGM/UA and/or Paramount Pictures or any other partner in or owner of UIP (collectively, the "UIP Owners") and UIP shall timely submit all recommendations for DW's approval as specified below. DW shall have the right to exercise complete and final control in its absolute discretion over all aspects of the distribution, marketing and advertising for the Pictures in the Territory throughout the Term consistent with the provisions of this Exhibit "A". Notwithstanding anything to the contrary herein contained, DW shall have the same right of direct contact with UIP as any of the UIP Owners in its agreement with UIP. In this regard, Universal represents and warrants that it has and shall retain during the Term identical rights of access to UIP (on a "favored nations" basis) available to any other UIP Owner whether by virtue of the UIP Agreement or as otherwise established from time-to-time during the Term. With respect to the distribution of the Pictures in the Territory, Universal shall delegate to DW whatever powers and authorities Universal is entitled to under its agreement with UIP; provided, however, that if Universal is contractually prevented from delegating such powers and authorities under its presently existing agreement with UIP, Universal will exercise such powers and authorities on DW's behalf and at DW's direction or in concert with DW. Without limiting the generality of the foregoing, the following specific terms shall apply:

         a. GENERAL: In accordance with UIP's practices with respect to the UIP Owner's pictures, UIP shall prepare and recommend in full consultation with DW continent-by-continent (broken down territory-by-territory) marketing plans, budgets and distribution plans and other items containing such information, analysis and recommendations as DW may from time-to-time request for DW's approval in sufficient time for DW to review and discuss. UIP shall commence preparation of such plans and other items immediately following receipt of pertinent materials and information provided by DW, and in any event, such plans and items will be delivered to DW no less than *** days prior to the initial theatrical release date in the Territory for each Picture hereunder (with such detail and specifics as possible given the information previously provided by DW, and updated by UIP from time-to-time as more information is made available by DW



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                  to UIP). DW shall timely approve or timely supply reasonable revisions thereto so that UIP can take such actions as may be necessary to distribute Pictures as contemplated hereby in a fashion consistent with DW's approvals. In addition to any specific approvals set forth in this Exhibit "A", DW shall have the same right to approve actions to be taken by UIP in connection with the Pictures as any UIP Owner has with respect to actions to be taken by UIP in connection with such UIP Owner's pictures (provided, DW shall not forfeit any approval rights if it fails to act within a specified period of time due to Universal and/or UIP's failure to timely advise DW in writing of such time period). DW may exercise such approval rights in its absolute discretion with respect to all matters, including, without limitation, the dates and durations of the releases of the Pictures, the dates and terms of initial booking of the Pictures, the decision to create, and the final version of, any altered versions of any Pictures (including, without limitation, colorization of the Pictures), the amount and nature of budgeted Distribution Expenses, distribution patterns, dubbing, theaters, circuits, suppliers, vendors and service providers, laboratories, the use of trailers from the Pictures on other pictures distributed by UIP and the plans for marketing, advertising, publicity and promotion, including, without limitation, coop media plans and advertising, creative campaigns, and the creation and content of all advertising and promotional material. If UIP fails to obtain the release dates, durations and/or exhibitor terms approved by DW for any Picture(s) (unless such exhibitor terms are the same as exhibitor terms for comparable pictures of the UIP Owners), DW shall have the right in its sole discretion to withdraw any such Picture(s) from Universal and distribute or cause the distribution of such Picture(s) in the country(ies) in which UIP fails to obtain such release dates, durations and/or exhibitor terms (or, if UIP so fails in a portion of the Territory representing *** or more of "Territory Receipts" for all UIP pictures in the preceding year and DW elects, in the entire Territory), at DW's risk (except as provided in Paragraph 7 of this Exhibit "A" with respect to loss or destruction of any Pictures or related physical elements in Universal's or UIP's or any of their Subdistributors' or agents' possession or control) and without any obligation to Universal and/or UIP with respect to such distribution (including, without limitation, any obligation to pay any Distribution Fees hereunder). If DW distributes or causes the distribution of any Picture(s) pursuant to the preceding sentence, DW shall also have the right in its sole discretion to withdraw from Universal, and render fulfillment services or cause fulfillment services to be rendered for, any "Videogram" (as defined in Exhibit "B") embodying such Picture[s]), in the relevant country(ies) or, if DW elects, in the entire Territory, as provided in Paragraph 2.C. of Exhibit "B". Any distribution of Picture(s) and/or Videogram(s) by or caused by DW under this subparagraph 3.a. shall be at DW's risk (except as provided in Paragraph 8.C.(ii) of Exhibit "B" with respect to loss or destruction of any Videograms or related physical elements in Universal's



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                  or CIC's or any of their Subdistributors' or agents'
                  possession or control) and without any obligation to Universal, UIP and/or CIC with respect to such distribution (including, without limitation, any obligation to pay any Distribution Fees or Distribution Expenses incurred after DW assumes distribution in such country(ies) under this Exhibit "A" and/or any Service Fees or Service Expenses incurred after DW assumes distribution in such country(ies) under Exhibit "B"). There shall be no exclusivity or other distribution restriction in any exhibition or distribution deal nor any double bills or accompanying short subjects (unless required by law) without DW's specific approval. If a short subject is required by law or custom to accompany any Picture in any portion of the Territory, DW shall have the first opportunity to supply such short subject. The parties acknowledge that Universal, UIP, the other UIP Owners and DW are each engaged in the motion picture business and that nothing in this Exhibit "A" shall be deemed to limit each party's rights to fully, freely and completely engage in all aspects of the motion picture and related businesses.

         b. SUBDISTRIBUTION: UIP shall have the right to employ Subdistributors, provided that:

                  i. DW shall have the right of prior approval (not to be unreasonably withheld) of each Subdistributor and the duration and terms of each Subdistributor's agreement. DW hereby approves the list of Subdistributors for the durations and on the terms attached hereto as Exhibit "A-1" and incorporated herein by this reference, and shall not, without cause, withdraw such approval for the durations and on the terms therein indicated.

                  ii. UIP may only distribute Pictures through a Subdistributor in territories in which UIP does not directly distribute any other motion pictures, which territories shall be limited to the territories specified in Exhibit "A-1" and such other minor territories, consistent therewith, where UIP elects not to directly distribute any motion pictures.

                  iii. If DW does not approve a Subdistributor selected by UIP, DW shall have the right to engage directly a subdistributor of its choice (a "DW Subdistributor"), in which event DW shall be solely responsible for all activities of and all obligations to the DW Subdistributor and no Distribution Fees shall be payable to Universal and/or UIP with respect to the territory in which such subdistribution occurs. Notwithstanding the foregoing, Universal shall, at DWs request, service DWs agreement(s) with a DW Subdistributor(s)), in which event the reduced Schedule Percentages set forth in Paragraph 5.c.ii shall apply (provided, as set forth in Paragraph 5.a., that UIP Gross and SD Gross shall be aggregated in any event for purposes of calculating the Gross Receipts breakpoints for the Schedule Percentages in subparagraphs 5.b.i.(1)-(3)).

                  iv. Notwithstanding the foregoing, the parties acknowledge that, subject to DW's reasonable approval and the provisions of Paragraph 1.c.ii., the Pictures may be distributed by UIP through co-venture distribution in some territories within the Territory (e.g., Hong Kong, China), which co-ventures shall not be considered subdistribution. In these instances, reference to "UIP" shall include such co-ventures for all purposes hereunder. Accordingly, all amounts payable or credited to such co-ventures in connection with the Pictures shall be included in deemed "Gross Receipts", and DW shall be accorded audit rights with respect to all such co-ventures.

         c. SUPPLIERS: With respect to any Picture distributed by UIP hereunder, DW shall have the right (but, except as provided elsewhere, not the obligation) to contract directly with UIP's third party suppliers and/or to "piggyback" on any or all of UIP's arrangements with any third party (including, without limitation, dubbing, manufacturing, advertising, marketing and publicity suppliers/arrangements), except as and to the extent precluded by law, regulation or written agreement between such third party supplier on the one hand, and UIP and/or Universal on the other hand, entered into, and containing a preclusive provision effective, before July, 1996 and disclosed to DW in writing before execution of this Agreement (provided, however, that notwithstanding anything to the contrary in such written agreements, in no event will DW be bound by such agreements after January 1, 1999). In addition, Universal shall disclose to DW relevant excerpts of any such written agreement (except only its agreement with *** for laboratory services) to the extent permissible under such agreement, and DW shall have the right to contest the asserted preclusive contract provision under the dispute resolution provisions of Paragraph 10 of the Master Agreement; provided, however, that Universal shall cause UIP to use its best efforts to cause such third party supplier(s) to contract directly with DW and/or allow DW to "piggyback" on UIP's arrangements with such third party suppliers, as DW elects. UIP shall disclose to DW on an ongoing basis all material information (including, without limitation, advances, volume discounts, laboratory and other vendor rebates and any other economic consideration or financial advantages) regarding deals which could relate to UIP's services hereunder and which are under negotiation and/or concluded with third party suppliers as such information develops, and UIP shall also disclose to DW upon execution of this Exhibit "A" all such information regarding deals concluded with third party suppliers prior to the date of execution of this Exhibit "A". Notwithstanding the foregoing, Universal shall not be required to disclose any information respecting Universal's presently existing laboratory



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                  services agreement with ***. DW may use such information in order to assist DW in deciding whether to "piggyback" on any or all such existing and/or future arrangements with third party suppliers and, in the event DW elects to "piggyback", to determine whether Universal and/or UIP are allocating advances, volume discounts, laboratory and other vendor rebates and any other economic consideration or financial advantages as provided below in this subparagraph 3.c. and in subparagraph 5.e. Notwithstanding the foregoing, DW shall not be entitled to confidential third party information regarding arrangements existing as of the date of execution of this Exhibit "A"; provided, however, that Universal and UIP shall in any event disclose the existence of all such arrangements (including, without limitation, any confidentiality agreements contained therein), and provide to DW as much specificity as possible consistent with such third party confidentiality agreements, and provided further that if Universal and/or UIP refuses to supply any such third party confidential information, the parties will (on DW's request) submit to dispute resolution pursuant to Paragraph 10 of the Master Agreement and the "Judge" (as defined in the Master Agreement) shall impose such reasonable procedures (including, without limitation, redaction and in camera proceedings) as the Judge deems necessary to accord information reasonably necessary for the purposes indicated above while preserving the third party's legal rights to confidentiality. In the event of any "piggyback" arrangement: (i) DW-approved costs with respect thereto shall be advanced by UIP and recouped or repaid as Distribution Expenses; (ii) DW shall have the option to have the Pictures aggregated with other UIP product for purposes of obtaining advances, volume discounts, rebates and any other economic consideration or financial advantages accorded to a group of pictures and in such event, all such advances, discounts, rebates, economic consideration and financial advantages will be allocated to the Pictures according to the terms of the arrangement in question, or if such arrangement does not provide a means of allocation, on a fair and reasonable basis (subject to later reconciliation if and to the extent such allocation was in retrospect unfair or unreasonable to either party); (iii) the terms and conditions of such arrangement with respect to DW shall be no less favorable than the terms and conditions which pertain to the distribution of the UIP Owners' pictures; and (iv) provided such arrangement has been previously timely disclosed to DW in writing, then with respect to rights to Pictures granted Universal hereunder, DW shall be bound by the terms and conditions of such arrangement as if it were a party thereto except to the extent the third party agrees otherwise. Alternatively, DW shall have the right in its sole discretion to itself obtain any or all such services through its own third party arrangements; provided, however, subject to DW's absolute control, DW shall be obligated to utilize UIP's advertising agency or agencies to make any up-front media buys (i.e. long-term, bulk media purchases made by UIP before how such media will be used is determined) during any

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  period in which all UIP Owners are contractually required to make all of their up-front media buys with respect to advertising in the Territory exclusively through such agency pursuant to an exclusivity arrangement existing as of the date of this Exhibit "A" and on terms no less favorable than those offered to UIP Owners (e.g., DW shall receive the same discounts). If DW enters into its own third party arrangements, DW will not be entitled to "piggyback" on UIP's arrangements for the same services unless the "piggyback" terms previously rejected by DW thereafter materially change. If DW utilizes its own third party arrangements, DW will: (a) coordinate (or instruct such third party suppliers to coordinate) information and performance between each other as required and with Universal and UIP; (b) pay such third party suppliers directly; (c) agree to proceed directly against such third party supplier for such third party supplier's breach; and (d) if UIP incurs substantial actual excess administrative costs as a direct result thereof, consider in good faith contributing towards such excess costs, provided that DW shall not be obligated to do so. Universal will not, and will cause UIP not to, enter into any new obligations or agreements, or extensions of any existing obligations or agreements, which restrict the right of any supplier that is a party to such obligations or agreements to contract directly with DW (e.g., exclusivity arrangements which prevent such party from contracting with DW). Notwithstanding the foregoing, prior to DW directly entering into any third party arrangement, DW will, in appropriate circumstances, make a good faith effort to give Universal advance notice and consult with Universal, it being agreed that DW's failure to comply with this sentence shall not be deemed a breach of this Exhibit "A". Subject to the terms of the Master Agreement, to the extent either party is provided any confidential information with respect to UIP or DW arrangements with suppliers, vendors, or service providers, such party shall keep such information absolutely confidential.

         d.       OPERATING REQUIREMENTS:

                  i. DISTRIBUTION OUTSIDE THE TERRITORY: Universal is expressly prohibited from distributing, or authorizing the distribution of, the Pictures anywhere outside the Territory.

                  ii. DIRECT COMMUNICATIONS AND DEALINGS: DW shall have the right to communicate (regarding anything within the scope of this Exhibit "A") directly with (a) all Universal officers, appropriate management employees and staff engaged in any aspect of distribution of motion pictures by Universal anywhere in the Territory, including officers, management employees and staff stationed at Universal corporate and territorial offices; and (b) to the same extent as the UIP Owners, all UIP officers, appropriate management employees and staff engaged in any aspect of theatrical distribution of motion pictures by UIP, including, without limitation, officers, appropriate management employees and staff stationed at UIP corporate, regional and territorial offices. DW shall receive in a timely fashion, directly from UIP and from all Subdistributors, all distribution information, including, without limitation, release dates, projections and so forth. DW shall also have the right to receive copies of any report insofar as it relates to the Pictures or such other information received by or available to the UIP Owners (other than internal financial information respecting the UIP partnership or relating solely to the respective UIP Owner's Pictures) respecting an audit of any Subdistributor conducted by or on behalf of UIP, the costs of which shall be borne solely by UIP if done in the ordinary course of business by UIP. In addition, Universal shall use its best efforts to have UIP audit the accountings of any Subdistributor upon the request of DW and if done, DW shall (to the extent pre-approved by DW, which pre-approval will not be unreasonably withheld) bear its proportionate share of the costs thereof.

                  iii. UIP PERSONNEL: Universal shall cause the President and Chief Executive Officer of UIP (subject to reasonable absences for vacation and other business) to personally supervise DW motion picture distribution and be responsible to DW with respect to all matters arising hereunder. In the event that the President and/or Chief Executive Officer of UIP shall be replaced during the Term hereof or there is any other substantial change in the management or operation of UIP, DW shall have a right of full consultation with Universal with respect thereto.

         e.       OPERATING STRUCTURE:

                  i.       MARKETING:

                           (a) PACKAGING/SHIPPING: UIP shall consolidate shipment of all DW materials to the Territories at UIP's London headquarters (or such other location approved by DW), provided that DW shall only disapprove any other location if, in its absolute discretion, it believes that such location is not secure, or if it results in a significant increase in cost to DW, unless Universal pays such increase in cost. DW and associated vendors will deliver packaged material to UIP for shipment. UIP's actual, direct, third party out-of-pocket shipping costs shall be billed to DW, provided such costs are not, in any event, charged at rates greater than the shipment costs charged to the UIP Owners for like materials.

                  (b) SHIPPING/STORAGE/INSPECTION OF PRINTS: Subject to DW's approval rights, UIP will render all services in connection with the shipping, storage and inspection of the prints required by DW for the Pictures distributed by UIP hereunder (for which services DW shall reimburse Universal and/or UIP as the case may be for their actual direct out-of-pocket costs paid to unaffiliated third parties). DW may elect, in its sole discretion, to discontinue using such services for all of the Pictures; provided, however, that DW shall not have the right to thereafter re-engage UIP to render any such services which DW has previously discontinued hereunder.

                  (c) FAVORED NATIONS: UIP shall provide DW with UIP and third party goods and services (including, without limitation, publicity and promotional services) substantially equivalent on an overall basis in quantity, level, priority, quality and cost (including discounts, rebates, allocations and charges) as such services are provided to UIP Owners in connection with the distribution of their motion pictures.

            ii.   DISTRIBUTION:

                  (a) KEY CONTRACTS: DW shall have the right to approve all key contracts for the distribution of the Pictures including, without limitation, all key country and key city contracts, if and to the extent that any of the other UIP Owners have such approval rights as to their pictures.

                  (b) DISTRIBUTION PLANS: UIP shall timely prepare a territory-by-territory distribution plan for each Picture indicating exhibition dates and theaters in each city (with such detail and specifics as possible given the information previously provided by DW, and updated by UIP from time-to-time as more information is made available by DW to UIP). Each distribution plan shall be prepared in consultation with DW for DW's approvals as set forth under this Exhibit "A". Distribution of each Picture shall be in accordance with the approved plan. Each Picture may only be distributed in each country within the Territory by means of one continuous release in such country, except as otherwise approved by DW. No reissues, re-releases or colorization of the Pictures will be permitted unless specifically approved in writing by DW, and DW shall have the same approval rights with respect to any reissue or re-release as it had with respect to the initial release. All material changes from such plan shall require DW's approval; provided, however, that pending such approval UIP's field personnel may, in good faith and if required due to distribution exigencies, make reasonable non-material changes to such plan (which changes will be submitted to DW for approval as soon as possible thereafter). Notwithstanding anything to the contrary in this Agreement, DW will provide UIP, on a territory-by-territory, Picture-by-Picture basis, a schedule for the release of the Pictures, which schedule UIP may change as reasonably necessary with DW's prior written approval (not to be unreasonably withheld). If DW fails to approve such changes, UIP shall have no liability to DW thereof except to implement such corrections and changes as DW thereafter instructs.

            f. INFORMATION AND DOCUMENTS: To the extent it exists, and subject to the requirements of law, Universal shall furnish, and shall cause UIP to furnish:

                  i.    INFORMATION:

                        (a) All "Information" (as defined below) as to the Pictures, to the extent similar Information as to a UIP Owner's pictures is made available by UIP to such UIP Owner;

                        (b) All Information as to the UIP Owners' pictures, to the extent such Information is made available by UIP to any UIP Owner other than the UIP Owner that produced such picture; and all Information (including, without limitation, Information about the release of other motion pictures in the Territory) that is made generally available to the UIP Owners by UIP;

                        (c) All Information as to Universal pictures, to the extent similar Information is available to Universal with respect to the Pictures; provided such Information: (1) shall only be furnished upon written request from DW; (2) shall be restricted to Information required by DW for a bona fide business purpose under this Agreement (e.g., optimal release scheduling, verification of most favorable terms as specified in the Agreement, including terms related to services, pricing, costs, comparable accounts and collection of revenues therefrom, etc.); and (3) shall not be furnished to DW if in Universal's good faith business judgment, such disclosure would constitute a violation of any applicable law, decree, government regulation, or constitute a violation of any third party right;

                        (d) All Information as to the Pictures that is available to Universal (excluding Information as to the Pictures that is not available to Universal, and not based upon Information as to the Pictures available to Universal, directly or indirectly by virtue of Universal's and/or UIP's services hereunder); and

                        (e) All other Information as may be required by DW, including, without limitation, MPAA, MPA and other trade association publications and reports (except to the extent distribution to DW is prohibited by such trade association), subject to pertinent confidentiality agreements of which DW is given prior written notice, irrespective of whether such Information is customarily provided by UIP to the UIP Owners and/or any other party; provided, however, that if Universal and/or UIP are required to incur any new additional costs (of which Universal and/or UIP notifies DW in advance) for outside personnel Universal and/or UIP are required to engage solely in order to furnish any such additional Information which is not included within the scope of services to be rendered by Universal and/or UIP under this Exhibit "A", Universal and/or UIP shall not be required to furnish such additional Information unless DW pre-approves such costs and agrees to reimburse Universal and/or UIP, as applicable, for same (subject to appropriate reduction, to be mutually agreed, if and to the extent that such additional Information is supplied [subject to DW's prior approval] to any party other than DW). Any dispute as to whether such additional Information is within the scope of services to be rendered by Universal and/or UIP hereunder will be subject to dispute resolution pursuant to Paragraph 10 of the Master Agreement.

                        (f) As used herein, "Information" shall mean all tangible (i.e., excluding only staff meetings, phone conversations and similar conversations which are not reduced to written or other tangible form) information, data, reports, agreements and other documents including, without limitation, all outright sales proposals for the outright sales of a Picture, direct access to the theatrical database for each Picture on a territory-by-territory basis, daily box office reports, competitive release dates, advertising expenses, copies of all outside sourced market surveys, updates and analysis, etc., whether distributed on paper, electronically and/or through any other means (e.g., DW shall be put on the distribution lists for such information). The Information shall be provided consistent with the frequency and timeliness with which the Information (or similar material) is created by, or supplied to, Universal, UIP and/or the UIP Owners, or otherwise as DW shall reasonably request; provided, however, that if Universal and/or UIP are required to incur any new additional costs (of which Universal and/or UIP notifies DW in advance) for outside personnel Universal and/or UIP are required to engage solely in order to furnish Information more frequently or quickly (if possible) than the Information (or similar material) is supplied to the UIP Owners and such increased frequency or quickness is not included within the scope of services to be rendered by Universal and/or UIP under this Exhibit "A", Universal and/or UIP shall not be required to furnish such Information with such increased frequency or quickness as requested unless DW pre-approves such costs and agrees to reimburse Universal and/or UIP, as applicable, for same (subject to appropriate reduction, to be mutually agreed, if and to the extent that such increased frequency or quickness is also accorded [subject to DW's approval] to any party other than
                              DW). Any dispute as to whether such increased frequency or quickness is within the scope of services to be rendered by Universal and/or UIP hereunder will be subject to dispute resolution pursuant to Paragraph 10 of the Master Agreement. DW shall, on request, be supplied Information by tape data transmission, without any fee if so supplied to the UIP Owners, or otherwise at Universal and/or UIP's direct actual out-of-pocket cost.

                        (g) Notwithstanding anything in this section (f) to the contrary, in no instance shall Information include (and Universal and UIP shall not be required to provide) (i) internal financial information of Universal, UIP and/or the UIP Owners, or (ii) Information which is not related to the exploitation and performance of motion pictures or the costs of distribution.

                  ii.   OPERATIONS:

                        (a) As to the Pictures: Print inventories (features and trailers) together with an analysis of print storage costs by title and quantity, not less than on a quarterly basis.

                        (b) Print orders for the Territory, for the initial release date and for the date 30 days thereafter.

                        (c) For the top ten markets only, trailer release dates, on a monthly basis for the period commencing with the first release of the trailer through 30 days after initial theatrical release.

                        (d) Unless the "Payment Reports" (as defined below) include an itemization of dubbing expenses, dubbing budgets on a territory-by-territory, Picture-by-Picture basis and in local currency where applicable, not less than on a monthly basis.

      4.    GRANT OF RIGHTS:

            a. DW grants to Universal Theatrical Distribution Rights in the Pictures in the Territory during the Term, which Theatrical Distribution Rights include the right (but only in connection with the exercise of the Theatrical Distribution Rights):

                  i. To distribute the Pictures through UIP and its Subdistributors, as specified herein, and to exhibit, advertise, publicize and exploit the Pictures pursuant to the terms hereof;

                  ii. To use the name and likeness of any person who rendered services on the Pictures for advertising and promoting the Pictures, subject to contractual and/or union/guild restrictions on such uses of which Universal is timely notified in writing and with which Universal shall have the affirmative obligation to comply;

                  iii. Subject to any limitations upon DW's rights timely communicated to Universal or UIP, to publicize, advertise and exploit the Pictures and the titles (as designated by DW) thereof throughout the Territory during the Term and to permit others to do so;

                  iv. Subject to any limitations upon DW's rights timely communicated to Universal or UIP, to cause trailers of the Pictures and prints thereof to be manufactured, exhibited and distributed; and

                  v. To order and procure from DW, and subject to the terms hereof directly from any laboratory in any part of the world holding pre-print or other material (which material shall, at DW's election, be held in DW's name) such number of release prints and related materials as DW requires.

                  vi. Subject to any limitations upon DW's rights timely communicated to Universal or UIP, any contractual and/or union/guild restrictions of which Universal/UIP is notified in writing, and DW's prior written approval in each instance pursuant to its approval rights hereunder, to utilize the different titles of the Pictures designated by DW for each country of distribution, to dub and subtitle the Pictures and trailers and to edit same as may be required by the distribution/exhibition requirements in the particular countries in the Territory; to publish and authorize others to publish synopses of and excerpts from the Pictures and any literary material included in the Pictures upon which they were based for use in newspapers, magazines, press books and other publicity-related periodicals and in television and radio advertising. Without limiting the generality of the foregoing, with respect to subtitling and dubbing, DW shall determine, in its sole discretion, which Pictures, if any, shall be subtitled and/or dubbed and in what languages. DW shall have the right in its absolute discretion to approve any edited version of the Pictures and all language tracks and subtitles.

            b. Universal and UIP shall maintain security and anti-piracy measures consistent with the highest level of security and anti-piracy measures maintained for the UIP Owners' pictures to prevent unauthorized distribution, copying and the infringement of any of DW's rights. If DW desires security and anti-piracy measures beyond those provided by Universal and UIP per the preceding sentence, it may require Universal and UIP to provide same (or DW may make its own third party arrangements for such services) at DW's sole cost and expense. Each party shall immediately notify the other of any unauthorized copying, distribution, exhibition or other exploitation of the Pictures and of any other infringements or violations of DW's copyrights, trademarks and other rights in the Pictures of which such party has knowledge. DW shall take such actions as it deems appropriate with respect thereto. To the extent appropriate, Universal and/or UIP shall join in any actions and cooperate fully in any litigation or other proceedings to protect the Pictures and DW's rights. If DW elects to proceed alone directly through its own counsel, DW shall bear the costs thereof and DW shall be entitled to retain any recovery. If DW does not elect to proceed as provided in the prior sentence, Universal or UIP shall have the right to proceed either in DW's name or in Universal's or UIP's name, in which event all recovery reasonably allocated to the Pictures shall be included in Gross Receipts and all reasonable, actual direct third party expenses reasonably allocated to protecting the Pictures shall be a Distribution Expense. DW shall cooperate fully therewith, and if recovery is through MPAA or MPA actions, any financial recovery shall be applied consistent with MPAA or MPA practices. To the extent Universal and/or UIP pays direct additional costs related to piracy, copyright or trademark infringement or other violations of DWs rights in the Pictures, such costs (to the extent pre-approved by DW), including but not limited to anti-piracy print coding, MPAA or MPA anti-piracy programs, and other anti-infringement activities, shall be payable by DW. Notwithstanding the foregoing, DW may, in its sole discretion, elect not to have the Pictures included in such MPAA, MPA, piracy, copyright or trademark infringement or other actions.

            c.    In the exercise of Theatrical Distribution Rights hereunder:

                  i. Neither Universal nor UIP shall re-cut, dub, sub-title, edit or alter the Pictures, without DW's prior written approval;

                  ii. Neither Universal nor UIP shall add trailer, commercial or other material to the Pictures without DW's prior written approval, and neither Universal nor UIP shall use any elements from the Pictures as part of a commercial, advertisement or trailer in other motion pictures distributed by Universal or UIP, without DW's prior written approval. Notwithstanding the foregoing, neither Universal nor UIP shall be in breach if a local theater owner violates the terms of the preceding sentence, provided that neither Universal nor UIP has consented to or approved same;

                  iii. Without DW's prior written approval, neither Universal nor UIP shall distribute the Pictures through "tying" arrangements or package deals (e.g., where the Pictures are marketed and sold in a group with other motion pictures); and

                  iv. Subject to Paragraph 11.b., without DW's prior written approval, neither Universal nor UIP will alter the credits on the Pictures, and Universal and UIP will otherwise comply with all credit obligations on the Pictures.

            d. In no event shall the rights granted hereunder to Universal be construed to include rights to use any DW characters or other element of intellectual property owned or controlled by DW in any way other than in connection with the advertising and distribution of the Pictures in which they appear, pursuant to the terms set forth in this Exhibit "A".

            e. All rights not expressly granted to UIP under this Exhibit "A" are hereby expressly reserved to DW. Specifically, and without limitation, DW reserves all tangible and intangible right to every Picture (except only the right specifically set forth to distribute Pictures in the Territory). All materials and other physical elements created hereunder shall be the property of DW upon creation.

      5.    COLLECTIONS/REMITTANCE/ACCOUNTING:

            a. GROSS RECEIPTS: Gross Receipts consists of (i) all amounts paid or credited by theaters to UIP (or deemed "received" by UIP as set forth below in this subparagraph 5.a.) for the right to exhibit the Pictures (including, without limitation, returnable and non-returnable advances) or as subsidies, prizes, or aid, and all receipts directly from the distribution of the Pictures in the case of so called "four wall engagements and/or road shows" ("UIP Gross") and (ii) all amounts payable or credited by Subdistributors to UIP, as DWs collection agent, for the right to distribute the Pictures or as subsidies, prizes, or aid, and all receipts directly from the distribution of the Pictures in the case of so called "four wall engagements and/or road shows" ("SD Gross") (UIP Gross and SD Gross shall collectively be referred to as "Gross Receipts"). Gross Receipts shall be considered "received" when booked as a receivable, subject to later adjustment for amounts not received. Payment of such amounts shall be made directly for the account of DW, or at DW's election, of a DW-related entity, on a monthly basis. Gross Receipts shall not include amounts payable or credited to DW as a result of agreements and arrangements made directly between DW and any DW Subdistributor or any promotional or commercial "tie-in" agreements entered into by DW.

            b. AMOUNT PAYABLE TO DW: Subject to Paragraph 5.b.i.(6) below, Universal shall pay or cause to be paid to DW or, at DW's election, to a DW-related entity, an amount equal to 100% of the aggregate of the Gross Receipts, less the following in the order listed:

                  i. Distribution Fees ("Distribution Fees") to be retained by Universal of an amount equal to:

                        (1) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW until Gross Receipts equal ***;

                        (2) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW for to DW from the point that Gross Receipts exceed *** until Gross Receipts equal ***;

                        (3) *** of 100% of Gross Receipts paid to, or credited against uncontested outstanding sums owed to Universal by, DW for to DW from the point that Gross Receipts exceed ***;

                  ii. All "Distribution Expenses" (as defined below) accrued by Universal on behalf of DW calculated in accordance with Paragraph 5.d. below, subject to adjustment for Distribution Expenses accrued but not paid, in the same fashion as for UIP Owners.

            c.    CALCULATION OF DISTRIBUTION FEES:

                  i. For purposes of the calculation of the Distribution Fees pursuant to subparagraph 5.b.i, Gross Receipts shall be aggregated and calculated for each "contract year" (with the first "contract year" being the one year period commencing the first day of the month in which the first release of a Picture hereunder occurs and each subsequent "contract year" being the one year period commencing on the next anniversary of the first day of the month in which the

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        first release of a Picture hereunder occurs), such that at the beginning of each contract year the fee payable to Universal pursuant to the schedule in Paragraph 5.b.i. above ("Schedule Percentages") shall be calculated by again commencing with Paragraph 5.b.i.(1). Notwithstanding the foregoing, (i) all post-Term services (regardless of when rendered) shall be deemed to occur in the last contract year that begins during the Term, and (ii) if the last contract year is a partial year, the fee payable to Universal for Gross Receipts from such partial year as well as Gross Receipts from the distribution of any of the Pictures beyond the Term per Paragraph 1.b. above shall be the lesser of *** of Gross Receipts paid to DW or the otherwise applicable Schedule Percentages. As used in subparagraph 5.b.i., Gross Receipts shall be based on actual receipt by DW for purposes of measuring when the Gross Receipts have been derived.

                  ii. Notwithstanding anything to the contrary in subparagraphs 5.b.i.(1)-(3) above, where UIP utilizes a Subdistributor (or services a DW Subdistributor engaged by DW pursuant to Paragraph 3.b.iii. above), Universal shall be entitled to a fee based on SD Gross in the amount of *** of the applicable Schedule Percentages; provided, however, as provided in subparagraph 5.a., that UIP Gross and SD Gross shall be aggregated in any event for purposes of calculating the Gross Receipts breakpoints for the Schedule Percentages in subparagraphs 5.b.i.(1)-(3).

                  iii. No Distribution Fee shall be payable to Universal until concurrent payment to DW of the Gross Receipts, if any, upon which such fee is charged, it being recognized that Universal is entitled to recoup Distribution Expenses out of amounts otherwise payable to DW which recoupment shall not affect Universal's right to its Distribution Fee hereunder. In the event of any adjustment as provided in Paragraph 5.a. above, the Distribution Fee shall be similarly recalculated and adjusted.

                        Notwithstanding the foregoing, if Universal and/or UIP changes its accounting methodology (it being agreed that the re-allocation of an in-house expense to an outside source shall not be deemed to be a change in accounting methodology), its new accounting methodology shall govern this Exhibit "A"; provided, however, that if the current accounting methodology used by Universal in connection with the UIP Owners is more favorable to DW than Universal's new accounting methodology, Universal's current accounting methodology shall govern this Exhibit "A".

                  iv. In no event shall the Distribution Fees be less favorable to DW than the distribution fees paid to or retained by Universal and/or


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                        UIP in connection with Universal's (or UIP's) overall
                        distribution in the Territory of motion pictures produced by any party other than a UIP Owner, it being agreed that for the purpose of determining whether Universal and UIP have complied with this "favored nations" assurance, Universal's or UIP's receipt of a distribution fee plus any other consideration (in any form, e.g. non-monetary consideration such as other rights granted to Universal at the time) shall be taken into account, so that the determination is an "apples-to-apples" comparison, as much as possible, and, in any event, one picture deals and output deals for any country which represents less than *** of the rental receipts from theatrical distribution in the Territory for the prior year shall be excluded.

            d. DISTRIBUTION EXPENSES: "Distribution Expenses" shall mean all actual direct out-of-pocket costs and expenses accrued (i.e., *** after being accrued, provided such costs and expenses are paid no more than *** thereafter), or otherwise when paid, by Universal and/or UIP in connection with the distribution of the Pictures in accordance with, and subject to, all of the terms and conditions of this Exhibit "A". Distribution Expenses paid in connection with both Pictures and other pictures will be allocated in a manner agreed by the parties. Included in Distribution Expenses are the following costs:

                  i. Manufacturing of prints, and subtitling, dubbing and editing;

                  ii. Advertising, promoting, and publicizing the Pictures in publications, radio and television, previews, P.O.P. materials, displays and all other media;

                  iii. Freight, insurance (provided, however, that if DW would be required hereunder to reimburse Universal and/or UIP for such insurance costs and Universal and/or UIP can exclude DW under the terms of the policy, then DW may in its sole discretion decline such insurance), and storage;

                  iv. Applicable payments to performing right societies (e.g., SESAC) which Universal and/or UIP is required to pay;

                  v. Prosecution, settlement and/or defense of copyright infringement, trademark infringement, unfair competition and related claims and litigation, provided that all amounts recovered pursuant to any of the aforementioned shall be included in Gross Receipts as provided in Paragraph 4.b.; and

                  vi. Permit fees and sales, use, remittance, transfer and other taxes on goods, however denominated.


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                  vii.  Notwithstanding anything in subparagraphs i - vi above, in computing Distribution Expenses, any allocation among the Pictures and UIP Owner's pictures shall be reasonably and fairly made, in a manner no less favorable to DW than to the UIP Owners and none of the following shall constitute Distribution Expenses or otherwise be paid by DW to Universal and/or UIP: (a) except to the extent caused by DW's actions or inaction, expenses associated with delinquent payments by Universal and/or UIP to suppliers, vendors or other service providers (e.g., interest or finance charges);
                        (b) so-called "overhead" expenses or other indirect costs (including, without limitation, salaries and travel expenses) of Universal and/or UIP; (c) expenses associated with tradeshows, film festivals, conventions and similar events, except that incremental increases in such costs over those paid in prior years (to the extent pre-approved by DW and solely attributable to the Pictures) shall be Distribution Expenses hereunder; (d) any other expenses (other than actual direct out-of-pocket costs and expenses otherwise reimbursable under this subparagraph 5.d. as set forth above) of any kind, including, without limitation, collection costs and Universal's and UIP's share of trade association dues and assessments (subject to an appropriate reduction, to be mutually agreed, if and to the extent publications or reports from such trade associations are not supplied to DW hereunder per subparagraph 3.f.(i)(f), and provided further that DW may elect in any event to become a member of any such trade association(s) and pay such dues and assessments directly to the appropriate association(s), in which event DW shall not be responsible for any share of Universal's and VIP's dues and assessments to such association(s)), except that incremental increases in such costs over those paid in prior years (to the extent pre-approved by DW and solely attributable to the Pictures) shall be Distribution Expenses hereunder.

            e.    FINANCE/AUDITS:

                  i. ADVANCES/REBATES: UIP shall promptly disclose in writing and credit to DW all advances, volume discounts, laboratory and other vendor rebates and any other economic consideration or financial advantages accorded UIP by a third party as a direct or indirect result of UIP's distribution of the Pictures whether or not specifically allocated to the Pictures, including any amounts received for or in connection with the distribution of motion pictures including the Pictures which are not specifically allocated or credited to the distribution of specific Pictures consistent with
                        Section 3.c. All such advances, volume discounts, laboratory and other vendor rebates and other economic consideration or financial advantages will be allocated to the Pictures according to the terms of the agreements in question, or, if such agreements do not provide a means of allocation, on a fair and reasonable basis (subject to later reconciliation if and to the extent such allocation was in retrospect unfair or unreasonable to either party). DW shall have access to any agreement which provides for any such advance, volume discount, laboratory or other vendor rebate or other economic consideration or financial advantages, subject to the conditions set forth in subparagraph 3.c above with respect to third party suppliers. No rebates which relate, in whole or in part, to the Pictures shall be granted to UIP's Subdistributors without DW's specific written consent.

                  ii. LOCAL CURRENCY: Other than amounts which cannot legally be remitted from the country in which they are earned ("Blocked Currency"), all amounts payable hereunder shall, as DW elects, be paid in either U.S. currency or the currency of the country where such Gross Receipts are received. In the event that DW elects to be paid such amounts in U.S. currency, the amounts shall be converted, using the same exchange rate for Distribution Expenses and Gross Receipts, on specified dates of which Universal and/or UIP shall notify DW on an ongoing basis and which shall be the same dates and rates used for the UIP Owners' pictures; provided, if amounts are not converted directly from the foreign currency in which they were received to U.S. currency (i.e., if intermediary conversion to other currency(ies) is utilized), then Universal shall bear all risk from fluctuation of such intermediary currencies. Notwithstanding the above, DW shall have absolute approval over any currency hedging contracts applicable to the Pictures entered into by UIP, and DW shall have the right to enter into foreign currency hedging contracts with respect to amounts due hereunder. In the case of Blocked Currency, DW shall have the right to elect whether to receive some or all of the payment which may be due in such Blocked Currency, in the country where it is located. DW may use such amounts to pay Universal for any Distribution Expenses, Distribution Fee or other amounts due hereunder on the Pictures in the country of such Blocked Currency or make any other arrangements with respect thereto as are available to the UIP Owners. To facilitate this, Universal shall cause UIP, on each statement hereunder, to advise DW in writing as to Gross Receipts which are in Blocked Currency and Universal shall, at the written request of DW (subject to any and all limitations, restrictions, laws, rules and regulations affecting such transaction), deposit into a bank designated by DW in the country involved, or pay to any other party designated by DW in such country, any Blocked Currency which would have been payable to DW hereunder. Such deposits or payments to or for DW shall constitute due remittance to DW, and Universal shall have no further interest therein or responsibility therefor. At DW's election, Universal will convert such deposits or payments into U.S. dollars to the same extent and in the same manner and proportion that UIP is able to convert such funds for UIP Owner's pictures.

                  iii. BONUSES: To the extent that UIP pays bonuses or compensation or consideration of any type (including, without limitation, discretionary bonuses) to its sales staff or other employees or to any person or entity which renders services on or in connection with UIP's distribution of the Pictures, that are tied or relate in any fashion, in whole or in part, directly or indirectly, to UIP staff's revenue generation in connection with UIP pictures, UIP shall include the Pictures on a pro-rata basis in all such calculations and with respect to all such bonuses, compensation or consideration such that any person or entity which receive a bonus shall have equal incentive with respect to the Pictures as compared to other UIP pictures. DW may not pay bonuses or consideration of any type directly to UIP's personnel.

                  iv. COMPUTER SYSTEM/ELECTRONIC MAIL: DW shall be "on line" on UIP's computer systems as to information DW is entitled to hereunder and shall have direct access to UIP's electronic mail system, if any, and any other system of communication between UIP and the UIP Owners and will reimburse UIP or Universal, as the case may be, for the allocable portion of UIP's or Universal's actual, direct, third party out-of-pocket additional installation and hardware costs, if any, paid by UIP or Universal as a direct result thereof, within a reasonable period following receipt of appropriate supporting documentation; provided, however, that at the expiration or earlier termination of the Term, UIP shall (at DW's election) either: (a) give DW any hardware for which DW has reimbursed Universal or UIP; or (b) UIP shall retain such hardware and refund to DW the amount equal to the depreciated value of such hardware.

                  v. TAX REBATES: Universal shall be entitled to charge remittance taxes, but shall be obligated to rebate to DW *** of such taxes at the end of the year in which they are withheld, and the remaining *** at the end of the following year.

                  vi. UIP OWNED BUSINESSES: With respect to the distribution of Pictures hereunder, any agreement with any theater or theater chain, or any supplier or other business or entity owned in whole or in part, directly or indirectly, by UIP or any UIP Partner ("UIP Business") shall be fair and reasonable in the marketplace and on an arms-length basis. If Universal has UIP audit and monitor any agreement with a UIP Business to ensure that DW is not


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                        prejudiced in any fashion as a result of such business
                        being owned by UIP or a UIP Partner, it shall supply to DW all information with respect thereto supplied to the UIP Owners, including the results of any such audit or procedure.

            f.    ACCOUNTINGS:

                  i. Universal shall cause UIP to furnish to DW, on a monthly basis, within *** from the end of each calendar month, revenue and payment detail reports (the "Payment Reports") in a format approved by DW, which format may change from time-to-time in DW's good faith discretion. The Payment Reports shall, among other things, indicate with specificity on a territory-by-territory basis, all Gross Receipts earned by each Picture and all Distribution Expenses for each Picture and any Distribution Fees (as set forth in Paragraph 5.b) with respect thereto, and (since Gross Receipts are on a billings basis and Distribution Expenses on an accrual basis) shall reconcile prior Payment Reports to reflect Gross Receipts actually received and Distribution Expenses actually paid, in a manner consistent with the way such items are reconciled for the UIP Owners. All Distribution Expenses and Gross Receipts shall be fully crossed among all Pictures hereunder for purposes of recoupment by Universal of its advances of Distribution Expenses hereunder; in no event will Distribution Expenses and Gross Receipts be crossed between this Exhibit "A" and Exhibit "B" (except only if and to the extent that DW fails to timely make any payments required hereunder). Payment Reports may be corrected, adjusted or supplemented by Universal from time-to-time to reflect adjustments, uncollectible amounts, errors, etc. No Payment Reports need be rendered for any accounting period during which there are no Gross Receipts or Distribution Expenses to be reported. If Universal and/or UIP are required to incur any new additional costs (of which Universal and/or UIP notifies DW in advance) for outside personnel Universal and/or UIP are required to engage solely in order to furnish any Payment Reports which are re-formatted to DW's specifications and which are not included within the scope of services to be rendered by Universal and/or UIP under this Exhibit "A", Universal and/or UIP shall not be required to furnish such re-formatted Payment Reports unless DW pre-approves such costs and agrees to reimburse Universal and/or UIP, as applicable, for same (subject to appropriate reduction, to be mutually agreed, if and to the extent that the format of such re-formatted Payment Reports is used for similar reports [subject to DW's prior approval] to any party other than
                        DW). Any dispute as to whether such re-formatted Payment Reports are within the scope of services to be rendered by


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                        Universal and/or UIP hereunder will be subject to
                        dispute resolution pursuant to Paragraph 10 of the Master Agreement.

                  ii. Concurrently with its receipt of each Payment Report, Universal will pay to DW amounts indicated thereon to be due to DW. All payments to DW or Universal, as the case may be, hereunder shall be made by wire transfer or such other method as DW or Universal, as the case may be, shall approve. Payments to DW shall be to DW or any entity designated from time-to-time by DW. Alternatively, at DW's election, such payment shall be made directly by MCA International, B.V. in the Netherlands to a DW subsidiary in the United Kingdom or such other country as DW may designate, provided that any additional remittance or other taxes paid by MCA and resulting from payment being so made shall be a Distribution Expense, in which event MCA will rebate to DW *** of such tax credits at the end of such year and the remaining *** at the end of the following year.

                  iii. If a Payment Report indicates that the Distribution Expenses of Pictures exceed the Gross Receipts, DW shall pay Universal the difference within 5 business days following DW's receipt of the Payment Report. In the event that it is later determined that such Payment Report overstated the amount payable by DW to Universal, DW shall be entitled to an immediate refund of such overpayment (plus interest thereon at the rate set forth in sub-paragraph iv).

                        Interest shall be charged on the amount due a party as computed from the date of the Payment Report but shall be waived if payment of the amount owing is made within 5 business days after the receipt of the Payment Report.

                  iv. Interest shall be charged on any amount which is not paid when due (from the date due until the date of payment) hereunder by either party at the *** rate from time-to-time in effect. Such interest shall be paid at the same time as the associated principal payment shall be made.

                  v. DW shall be entitled to all audit results respecting the Pictures on the same basis and frequency as UIP Owners are provided with audit results as to their pictures. In that regard, DW acknowledges that currently such UIP audits are performed annually on an alternating basis using internal and external auditors.


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            g.    ACCESS AND AUDIT RIGHTS:

                  i. Universal shall keep, and shall cause UIP to keep, full, true and complete records and books of accounts together with all supporting vouchers and documents relating to the distribution of the Pictures hereunder (collectively, "Records"), and maintain, and cause UIP to maintain, for a period of seven years following DW's receipt of a Payment Report all Records relevant thereto. Notwithstanding the foregoing, Universal shall in any event, and shall cause UIP in any event to, keep and maintain (or deliver to DW) all of the above mentioned materials for any longer period required to complete an open audit of which DW gives notice or in the event of an unresolved dispute with any participant or third party related to a Picture of which DW gives notice.

                  ii. Universal grants DW and its agents, employees and representatives the rights, from time-to-time at all times during the Term and for a period of *** after the latter of the expiration of the Term and the delivery of the last Payment Report hereunder, with reasonable prior notice to Universal and at all reasonable hours and with reasonable frequency, to examine, audit and take excerpts from and make copies of any such records, invoices, book of account, computer or data base information, and all other documents or correspondence related to the distribution of the Pictures or to the calculation of amounts due to or from DW hereunder; provided, however, transactions will not be subject to audit more than *** years after delivery to DW of the Payment Report in which such transactions are initially reported. Notwithstanding the foregoing, DW shall only be entitled to confidential third party information to the extent the same is reasonably necessary to resolve an issue(s) under audit; if Universal and/or UIP refuses to supply any such information, the parties will (on DW's request) submit to dispute resolution pursuant to Paragraph 10 of the Master Agreement and the "Judge" (as defined in the Master Agreement) shall impose such reasonable procedures (including, without limitation, limiting disclosure to auditors, redaction and in camera proceedings) as the Judge deems necessary to accord information reasonably necessary to conduct the audit while preserving the third party's legal rights to confidentiality. DW's audit rights hereunder shall include the right to examine and inspect all inventory of the Pictures in the possession or control of Universal, UIP and any Subdistributors and/or the duplication, printing and storage facilities used by Universal. All such audits shall, except as otherwise provided in subparagraph 5.g.iii. below, be at DW's sole cost and expense.

                  iii. If an audit discloses any inaccuracies or discrepancies in Universal's and/or UIP's books and records with respect to the


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                        distribution of the Pictures hereunder or the amounts
                        payable to or from DW, Universal and/or UIP, as applicable, shall cure such inaccuracies and discrepancies within thirty (30) days following notice thereof. In the event an audit shall uncover a deficiency as of the end of the period audited, or for any period of at least six months during the period audited, in each case equal to or greater than *** in any account owed at any time by Universal and/or UIP, as applicable, to DW hereunder, Universal and/or UIP, as applicable, shall immediately pay DW (i) said deficiency in full, and (ii) all costs and expenses in connection with such audit including, without limitation, hotel and airfare expenses.

                  iv. In the event of an audit, Universal and/or UIP, as applicable, shall provide DW and its agents, employees and representatives with reasonable and suitable physical conditions in which to conduct such audit, including, without limitation, a desk and chair, adequate lighting and suitable ventilation, as well as a copying machine with which to make copies. UIP shall cause each Subdistributor to comply with the foregoing.

                  v. Each of Universal, UIP and DW shall use reasonable efforts to conduct any audit in an expeditious manner.

            h.    OPERATIONS:

                  i. PRINTS: UIP shall catalog and track (in a manner reasonably acceptable to DW) all prints and trailer and other advertising material and for the destruction of prints and for issuance of a certificate of destruction evidencing same, to the extent done for other UIP Owners (or to a greater extent as required by DW, provided, however, that if Universal and/or UIP are required to incur any new additional costs (of which Universal and/or UIP notifies DW in advance) for outside personnel Universal and/or UIP are required to engage solely in order to render such more extensive cataloging and tracking services which are not included within the scope of services to be rendered by Universal and/or UIP under this Exhibit "A", Universal/UIP shall not be required to furnish such more extensive cataloging and tracking services unless DW pre-approves such costs and agrees to reimburse Universal and/or UIP, as applicable, for same (subject to appropriate reduction, to be mutually agreed, if and to the extent such more extensive cataloging and tracking services are utilized [subject to DW's prior approval] by any party other than
                        DW). Any dispute as to whether such more extensive cataloging and tracking services are within the scope of services to be rendered by Universal and/or UIP hereunder will be subject to dispute resolution pursuant to Paragraph 10 of the Master Agreement.


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                  ii.   LABORATORIES: DW shall have the right, at DW's option,
                        to negotiate laboratory deals independently of UIP (provided that DW will in appropriate circumstances use its good faith efforts to provide UIP notice thereof; it being agreed that DW's failure to do same shall not be deemed to be a breach of this Exhibit "A"); otherwise DW shall be entitled to piggyback on the economics terms of Universal's laboratory deal.

      6.    REPRESENTATIONS AND WARRANTIES:

            a.    DW represents and warrants that:

                  i. As of the date UIP commences to advertise and/or distribute a Picture hereunder there shall be no claims, liens, encumbrances or licenses in or to the Picture which would limit or interfere with the rights hereby granted.

                  ii. All negatives and other materials to be delivered or made available to Universal will be of a quality suitable for the manufacturing of technically acceptable positive release prints of the Pictures and trailers thereof.

                  iii. Unless DW notifies Universal or UIP in writing to the contrary, there will be no restrictions which would prevent Universal from distributing the Pictures consistent with the provisions of this Exhibit "A". There will not be any payments which must be made by Universal to any actors, musicians, directors, writers or other persons who participated in the Pictures, or to any union, guild or other labor organization for any right to exhibit the Pictures or as compensation in connection with such exhibition or for any other use of the Pictures or any of the rights therein and thereto, provided that DW shall not be obligated to supply any performing rights license (e.g., SESAC) which may be required in connection with exhibition of any Picture except only to the extent obtained by the UIP Owners or otherwise as customary in the motion picture business for so-called "major" studios.

            b.    Universal represents and warrants that:

                  i. Neither Universal (nor UIP) will suffer or permit any lien, claim, encumbrance, pledge or mortgage to attach to any Picture or to any materials furnished by DW relating to the Pictures.

                  ii. No material (including, without limitation, advertising, publicity, promotional, trailers, etc.) added to the Pictures or used in connection therewith by Universal or on its behalf by UIP violates or will violate, or infringes or will infringe, any trademark, trade name, contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personnel, private, civil, property, or privacy right or "moral rights of authors" or any other right or slander or libel, any person or entity, provided that the foregoing shall not apply to any material which is created by or supplied by DW.

                  iii. UIP has or will have written agreements with each Subdistributor hereunder to comply with the terms and conditions of this Exhibit "A". Such agreements will be made available to DW promptly upon its request.

      7. INDEMNITY: In addition to, and without limiting, each party's indemnity pursuant to Paragraph VIII.5. of the Master Agreement, each party ("Indemnitor") shall also at its own cost and expense indemnify, defend and hold the other party, its and their parents and affiliates, and their respective employees, agents, managers, subdistributors, directors and shareholders (collectively, "Indemnitee") harmless from and against any and all loss (exclusive of profits), liability or expense resulting from any claim, demand or suit which may be made or brought against Indemnitee by reason of any claim by any third party that a Picture, or any element thereof, including, without limitation, the sound and music synchronized therewith, or any material (including, without limitation, advertising, publicity, promotional trailers, etc.) added to the Picture or used in connection therewith, to the extent any of the above are supplied by or at the request or direction of or on behalf of Indemnitor and utilized by Indemnitee as instructed by Indemnitor, or added by the Indemnitor without Indemnitee's knowledge, violates or infringes upon the trademark, trade name, patent, copyright, literary, dramatic, musical, artistic, personal, private, publicity, civil, property or contract right, right of privacy, the moral rights of authors or any other right of any person, firm, corporation or entity. Universal will not be entitled to any indemnity hereunder to the extent that losses arise or result because Universal fails to withdraw any Picture which is the basis of any such claim from distribution immediately as, when and to the extent so instructed by DW (in which event DW will indemnify Universal and UIP against third party breach of contract claims in connection with contracts entered into by Universal and/or UIP in accordance with the terms of this Exhibit "A" and based on such withdrawal). DW shall maintain and cause Universal and UIP to be added as additional insureds (without responsibility for premiums or deductibles) with respect to the Pictures under DW's customary Errors and Omissions policy pertinent to exhibition of the Pictures in the Territory (and each country therein). All such insurance coverage shall be primary to any other coverage maintained by Universal and UIP. DW will supply Universal with customary certificates of insurance and copies of the pertinent policies evidencing DW's coverage, if any. Notwithstanding the foregoing, DW may elect in its sole discretion to self-insure. Universal shall be fully responsible for the loss or destruction of any Pictures or related physical elements in Universal's or VIP's or any of their Subdistributors' or agents' possession or control, unless and to the extent that the negligent or wrongful conduct of DW and/or a third party with whom DW contracts directly pursuant to Paragraph 3.c of this Exhibit "A" results in such loss or destruction (and further provided that such negligent or wrongful conduct is not of the type for which the distributor would be responsible under industry custom). To the extent UIP does so for UIP Owner's pictures, the Pictures shall be covered, and DW shall be added as an additional insured (without responsibility for premiums or deductibles), under UIP's property, casualty, and liability insurance and the proportionate cost thereof shall be a Distribution Expense hereunder (provided, however, that if DW would be required hereunder to reimburse Universal and/or UIP for such insurance costs and Universal and/or UIP can exclude DW under the terms of the policy, then DW may in its sole discretion decline such insurance). All such insurance coverage shall be primary to any other coverage maintained by DW. UIP shall immediately forward to DW Certificates of Insurance evidencing UIP's coverage, if any. Notwithstanding the foregoing, Universal may elect in its sole discretion to self-insure.

      8. COPYRIGHT: DW at its sole expense shall cause the Pictures to be protected by copyright in any part of the Territory where motion pictures may be protected by copyright. Universal will cooperate as reasonably required by DW in connection with actions undertaken by DW (in its sole discretion) to protect copyrights, trademarks, etc.

      9. DELIVERY: DW shall timely deliver to Universal at DW's expense all pertinent physical materials which DW reasonably deems necessary to facilitate Universal's exercise of its Theatrical Distribution Rights hereunder provided that Universal and UIP shall have no liability whatsoever for any loss, cost or damages caused by DW's failure to provide customary advertising and release materials in a complete and timely manner, except and to the extent that such failure is the fault of a Universal-provided service provider with whom DW has not directly contracted for the service provided. DW will provide Universal with any then-available print, trailer and advertising materials within sufficient time to enable UIP to meet DW's advertising and release requirements hereunder. DW will deliver to Universal a fully-executed laboratory access letter for each Picture in which DW has granted Universal Theatrical Distribution Rights hereunder.

      10.   TERMINATION:

            a.    TERMINATION WITHOUT CAUSE:

                  i. DW and/or Universal shall be entitled to terminate this Exhibit "A" and/or Exhibit "B" (but not Exhibit "C" and/or Exhibit "D"), as DW or Universal, as applicable, determines in its sole discretion, at any time, without cause, upon twelve-months written notice as to the Exhibit(s) being terminated. Termination without cause must be in good faith and after written notice to the non-terminating party specifying in good faith the terminating party's problems, suggested solutions and following the opportunity for both parties to meet and work together to cure such problems. Termination under this subparagraph 10.a. will not be subject to arbitration and/or litigation except solely for claims of bad faith or alleged violation of the next sentence. Termination without cause would not be appropriate if the reason for the termination was: (a) solely for the economic advantage of the terminating party (e.g., for DW to make a better deal or if Universal determined that this is not a good deal); and/or (b) solely because DW has started (or wants to start) its own distribution company and/or network for the Territory (although if DW otherwise terminates without cause, DW may thereafter commence its own distribution company and/or network).

            b.    TERMINATION WITH CAUSE:

                  i. This Exhibit "A" (and Exhibit "B", if DW determines in its sole discretion) may be terminated by either party, either (a) entirely; (b) in any country(ies) or "Region(s)" (as defined below) where the applicable event or non-performance has occurred (and either entirely in such country[ies] or Region[s]), or only with respect to any Picture(s) affected by such event or non-performance in such country[ies] or Region[s]); and/or (c) in the entire Territory with respect to a Picture(s) affected by such event or non-performance, all as the terminating party determines in its sole discretion without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances:

                        1. If the other party shall materially breach this Exhibit "A" (provided that the non-terminating party shall have a period of 30 days, or such other shorter period as may be reasonably required with respect to each alleged breach, following written notice thereof (specifying in reasonable detail the alleged breach and the action(s) necessary to cure same and indicating the Picture(s) and territory(ies) being terminated) to cure an inadvertent breach; provided that no such cure shall be allowed for a second breach of the same type as to which the breaching party has previously been notified and given a cure period; or

                        2. If the non-terminating party shall make any assignment for the benefit of creditors, file a petition for bankruptcy, be judged bankrupt or become insolvent, or if the other party restructures or dissolves or changes pursuant to government order affecting a significant portion of the market.

                  ii. This Exhibit "A" (and Exhibit "B", if DW determines in its sole discretion) may be terminated by DW, either (a) entirely; (b) in any country(ies) or Region(s) where the applicable event or non-performance has occurred (and either entirely in such country[ies] or Region[s]), or only with respect to any Picture(s) affected by such event or non-performance in such country[ies] or Region[s]); and/or
                        (c) in the entire Territory with respect to a Picture(s) affected by such event or non-performance, all as the terminating party determines in its sole discretion without prejudice to any other rights or remedies available to it, upon the happening of any of the following circumstances:

                        1. If UIP's exemption from certain trade laws and regulations in the European Economic Community is not extended or renewed by the EEC Commission or other governing body ("EEC"), with the result that UIP cannot conduct business in the EEC in the manner and with the organizational structure that exists as of the date of this Exhibit "A", provided that if DW does not exercise its termination right under this subparagraph 1 and Universal is permitted to continue to render services hereunder, so long as UIP (or if it cannot legally, then Universal) continues the services required hereunder to the maximum extent legally possible given such event and at the level of services then required of UIP and Universal hereunder, such performance shall be deemed consistent with Universal's obligations hereunder, it being acknowledged that DW may nonetheless thereafter choose to exercise its termination right under this subparagraph; or

                        2. If UIP "restructures" (i.e., if UIP ceases to be the foreign distribution entity for any or all of UIP Owners or if the relative ownership interests among the UIP Owners change); provided, however, that DW shall not be entitled to terminate pursuant to this provision if UIP (or a successor entity) continues to be the distribution entity for Paramount and Universal and no other U.S. major theatrical studio or motion picture financier or distributor. If DW does not exercise its termination right under this subparagraph 2 and Universal is permitted to continue to render services hereunder, so long as UIP (or if it cannot legally, then Universal) continues the services required hereunder to the maximum extent legally possible given such event and at the level of services then required of UIP and Universal hereunder, such performance shall be deemed consistent with Universal's obligations hereunder, it being acknowledged that DW may nonetheless thereafter choose to exercise its termination right under this subparagraph; or

                        3. If more than 3 times during any 12-month period during the Term or an aggregate of 7 times during the Term (provided that DW shall have given Universal reasonably prompt notice of each such alleged event and/or non-performance and that UIP shall have failed to cure the same within 5 days, or such shorter period as reasonably required by DW, following DW's written notice thereof to cure an inadvertent breach) UIP fails to:

                              (a)   Timely provide any distribution and/or
                                    marketing plans and budgets and/or other information or documentation required under this Exhibit "A"; or

                              (b) Release the Pictures pursuant to plan on dates and for durations for the release of the Pictures and in the theaters approved by DW, subject to customary force majeure events (provided, in the event of a delay caused by a force majeure event, DW shall be permitted to distribute, or cause the distribution of, such Picture(s) as provided in Paragraph 2.c. above if DW reasonably determines that UIP will not be available to release the Pictures as and when required by
                                    DW); or

                              (c) Obtain distribution terms from exhibitors for the Pictures equivalent to those UIP has obtained for comparable pictures of a UIP Owner.

                        4.    (a)   If DW determines that Universal (and UIP)
                                    has failed or will fail to achieve "Minimum
                                    Results" (as defined below) in the Territory as a whole, in any "Region" as a whole
                                    (i.e., South America, Western Europe,
                                    Australia, New Zealand, Japan, Far East [to the extent included in the Territory] and/or
                                    Africa) and/or in any of UIP's six top box office grossing countries (provided, Japan shall not be considered a "country" for this purpose) for the preceding calendar year
                                    (each, a "Top 6 Country", and currently
                                    Germany, France, England, Spain, Australia and Brazil) with respect to: (i) five or more Pictures in the Territory, any Region or any Top 6 Country during the Term; and/or
                                    (ii) any three out of five (on a rolling basis) consecutively released Pictures
                                    (i.e., consecutively initially released in commercial motion picture theaters before paying public audiences in the United
                                    States) in the Territory, any Region or any Top 6 Country.

                                    (UIP will provide DW with a list of the Top
                                    6 Countries annually.) Minimum Results in the Territory, any Region or any Top 6 Country, as the case may be, shall be defined pursuant to Exhibit "A-2" attached hereto and incorporated herein by this reference.

                              (b) If DW believes that Universal (and UIP) has failed or will fail as provided in Exhibit "A-2" to achieve Minimum Results with respect to any Picture or Pictures, DW will so notify Universal in writing, and unless Universal notifies DW in writing within ten business days thereafter stating in detail its objection to DW's determination, such determination shall thereafter be deemed conclusive for all purposes and not subject to later challenge. If Universal so objects to DW's determination, DW may submit such dispute to dispute resolution pursuant to Paragraph 10 of the Master Agreement. DW's right to submit such controversy to dispute resolution shall be without prejudice to its other rights under the Agreement and shall not be deemed to be a challenge to the validity and/or enforceability of the Agreement.

                              (c) Notwithstanding the foregoing, a Picture(s) will not be required to achieve "Minimum Results" if DW materially changes UIP's distribution plan therefor and if the plan submitted by UIP was consistent with the distribution plans proposed or implemented by UIP in connection with VIP's distribution of comparable motion pictures.

                        5. If at any time during the Term any country(ies) comprising the Territory shall be or become subject to a United States Government embargo or trade restriction, and Universal fails to immediately comply (and cause UIP to comply) with such embargo or trade restriction as to the Pictures; or

                        6. If DW exercises its termination right with respect to this Exhibit "A" under the first sentence of Paragraph 7.B.(i) of Exhibit "B".

            c. Upon termination of this Exhibit "A", DW shall have the right (but not obligation) to order the immediate cessation of any or all distribution of the Pictures and the immediate return of any or all prints and related materials, or, at DW's election, to require Universal to continue distribution (subject to continuation of Distribution Fees on such Picture[s]) of some or all Pictures previously delivered and either in release or ready for release as and for the duration of the initial period (as determined by DW in its absolute discretion) of theatrical distribution, and in those parts of the Territory designated by DW in its absolute discretion (though DW shall not be obligated to deliver any additional Pictures subsequent to termination of this agreement); provided that Universal and UIP shall have the right to honor all then-existing DW-approved contractual commitments in connection with the exercise of rights granted hereunder. Universal will remain obligated to make all accountings and payments set forth herein with respect to motion pictures distributed by it (or UIP). On expiration or other termination of the Term, Universal will (subject to Section VIII.2 of the Master Agreement and the reasonable approval of Universal's counsel) immediately execute such quitclaims and other documents as DW's counsel deems necessary or advisable to evidence the termination of all Universal's rights with respect to some or all of the Pictures. Any disputes with respect to such quitclaim and other documents shall be resolved as set forth in Section VIII.2 of the Master Agreement. In the event no timely objection is made or such objection is resolved, and Universal fails to execute immediately any document useful or necessary to effectuate the confirmation or implementation of the provisions hereof, DW shall be irrevocably appointed as Universal's attorney-in-fact for such purpose. It is acknowledged said appointment power is coupled with an interest.

            d. The parties acknowledge that if and to the extent DW terminates for cause Universal's services hereunder, subject to the first and second sentences of subparagraph c. above, Universal shall not be entitled to any Distribution Fees thereafter with respect to any terminated territory(ies) and/or Pictures (i.e., if DW terminates Universal's services hereunder with respect to a particular territory(ies) and/or Picture(s), Universal's Distribution Fee will be calculated on Receipts attributable to other than such terminated territory(ies) and/or Picture(s)).

            e. At the expiration or termination of the Term, DW shall advise UIP to either return or destroy all materials in its possession in connection with the Pictures, as DW shall instruct. Such action shall be at DW's expense in the event of expiration, termination without cause by DW or termination for cause by Universal, and at Universal's expense in the event of termination without cause by Universal or termination for cause by DW.

      11.   MISCELLANEOUS:

            a. STANDARD OF CARE: Except as otherwise specifically directed or approved in writing by DW, in all actions under this Exhibit "A", Universal shall cause UIP to act in accordance with at least that standard of care that it exercises on behalf of each of the UIP Owners. Both parties shall operate under this agreement in good faith. Without limiting the generality of the foregoing, Universal will ensure that services Universal provides to DW hereunder will be substantially equivalent in quantity, level and priorities to the services accorded by Universal with respect to theatrical distribution of Universal motion pictures; and services provided by UIP (and any Subdistributor) will be substantially equivalent in quantity, level and priorities (including, without limitation, priorities in booking theaters, circuits and booking dates) to the services accorded by UIP (and any Subdistributor) to the UIP Owners' pictures of similar domestic theatrical grosses for same genre of picture.

            b. UIP DISTRIBUTION CREDIT: Universal shall have the right to accord UIP (or any successor entity, if permitted hereunder) its distribution credit (with its logo) on screen for each Picture in reasonable and customary position on a separate card, but such credit shall be no larger or more prominent and shall remain on screen no longer than UIP's present customary credit or UIP's credit on the motion pictures of the UIP Owners. Universal shall also have the right to accord UIP (or any successor entity, if permitted hereunder) its distribution credit (with its logo) in advertising in the Territory approved hereunder, in reasonable and customary position and size. DW shall have the right to designate all other credits on the Pictures and each agreement with a Subdistributor shall provide that such Subdistributor is contractually bound to abide by all such credit obligations.

            c.    ASSIGNMENT:

                  i. Universal may not assign this Exhibit "A" except in accordance with the terms of the Master Agreement. Notwithstanding the foregoing, it is agreed that UIP, or a successor entity which is owned and controlled solely by the UIP Owners (or by Paramount Pictures and Universal and no other party) and distributes all their motion pictures in the Territory for which they have the distribution rights, must be the foreign distributor for the Pictures.

                  ii. DW may not assign this Exhibit "A" except in accordance with the terms of the Master Agreement.

                  iii. Any attempted assignment in contravention of the foregoing shall be deemed a material breach of this Exhibit "A". In the event of a permitted assignment by Universal or DW to a subsidiary, Universal or DW, as applicable, shall nonetheless remain primarily liable hereunder.

            d. OTHER ACTIVITIES: Subject to the provisions hereof, nothing herein shall limit in any way the right of DW, Universal, or UIP or any subsidiary or affiliate thereof to engage in business activities or endeavors of any kind or nature, including but not limited to:

                  i. All manner of television, home video and merchandising (including, without limitation, video and computer games) exploitation of the Pictures;

                  ii.   Advertising;

                  iii.  Publishing;

                  iv.   Interactive Media;

                  v. The sale of designs, stories, characters, trademarks, trade names or other rights or properties;

                  vi.   Ancillary market activities;

                  vii. The co-financing or co-production or any other interest of any nature in any motion picture or other property (as to which, in the case of DW, DW does not own or control [and hence can not accord UIP hereunder] any or all of the theatrical distribution rights to such Picture in the Territory.)

                  viii. The exercise of any right not expressly granted
                        hereunder.

                                  EXHIBIT "A-1"

                            SUBDISTRIBUTORS AND TERMS

                                  EXHIBIT "A-2"

1. General: Minimum Results for a Picture in the Territory as a whole, in each Region of the Territory (i.e., South America, Western Europe, Australia/New Zealand, Japan, Far East [to the extent included in the Territory] and/or Africa) and in each Top 6 Country, as the case may be, shall be determined by comparing, in the manner set forth below, either
      (a) the "Territory Billings" for a Picture to the "Domestic Billings" for such Picture, or (b) the "Regional Billings" or "Country Billings" (in each Top 6 Country) for a Picture, as the case may be, to the "Territory Billings" for such Picture. "Domestic Billings", "Territory Billings", "Regional Billings" and "Country Billings" shall mean rental receipts from theatrical distribution in the relevant territory. Notwithstanding anything in this Exhibit "A-2" or in Exhibit "A" to the contrary, the Far East [to the extent included in the Territory] shall not be considered a Region for Minimum Results purposes if the portion of the Far East initially included in the Territory decreases, as a result of the exclusion (pursuant to Paragraph 1.c.ii of Exhibit "A") of additional countries in Asia in which the Korean Shareholder commences distribution of motion pictures, such that the Regional Billings for the portion of the Far East thereafter remaining in the Territory is less than 75% of the Regional Billings of the portion of the Far East initially included in the Territory; and in such event, the remainder of the Far East remaining in the Territory shall instead be included as part of Japan for Minimum Results purposes (with appropriate adjustments to account for the increase in the size of Japan in such event). Appropriate adjustments shall also be made for Minimum Results purposes to the extent necessary to account for
      (a) a Picture not being distributed by UIP in any portion of the Territory due solely to censorship or governmental prohibition, and (b) only with respect to Pictures with Domestic Billings of less than ***, a Picture not being distributed by UIP in any portion of the Territory pursuant to the first sentence of Paragraph 2.c of Exhibit "A".

2.    Definitions:

      a.    "Amblin' Performance Standard" ("APS") shall mean the following:

            (i) "APS I" shall mean the percentage amount *** determined by dividing (x) the aggregate Domestic Billings for all theatrical motion pictures produced by Amblin' Entertainment ("Amblin") and initially released for theatrical exhibition in the Domestic Territory in the years 1988 through 1995 inclusive (the "Base Period") and thereafter released for theatrical exhibition in the Territory which achieved Domestic Billings of *** (other than "Schindler's List" and "Arachnophobia") into (y) the aggregate Territory Billings for the same group of Amblin' pictures. By way of example only, assume aggregate Domestic Billings in the Base Period of *** and aggregate Territory Billings for the same group of Amblin' pictures of ***. The APS I for the Territory would be ***.

            (ii) "APS II" shall mean the percentage amount *** determined by dividing (x) the aggregate Domestic Billings for all theatrical motion pictures produced by Amblin' and initially released for theatrical exhibition in the

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
                  Domestic Territory in the Base Period and thereafter released for theatrical exhibition in the Territory which achieved Domestic Billings of less than *** and more than *** into (y) the aggregate Territory Billings for the same group of Amblin' pictures. By way of example only, assume aggregate Domestic Billings in the Base Period of *** and aggregate Territory Billings for all such Amblin' pictures of ***. The APS II for the Territory would be ***.

      b. "Regional or Country Billing Percentage", as the case may be, shall mean the percentage amount *** determined by dividing (x) the aggregate Regional or Country Billings, as the case may be, for all UIP pictures released in the last three (3) years of the Base Period into (y) the aggregate Territory Billings for the same group of UIP pictures. By way of example only, assume aggregate Country Billings in Germany for all UIP pictures released in the years 1993, 1994 and 1995 of *** and aggregate Territory Billings for the same group of UIP pictures of ***. The Country Billing Percentage would be ***. The Regional or Country Billing Percentage shall be subject to adjustment on an annual basis utilizing a floating three (3) year average updated each year.

      c. "Regional or Country Performance Standard", as the case may be, shall be determined by multiplying (x) Domestic Billings for the applicable Picture by (y) the applicable APS as determined by the Picture's Domestic Billings, the product of which shall be multiplied by (z) the Regional or Country Billing Percentage, as the case may be. By way of example only, assume (i) Domestic Billings for the applicable picture of *** (ii) an APS I of ***, and (iii) a Country Billing Percentage of *** for the specific Top 6 Country within the Territory (e.g., Germany). Based on the foregoing, the applicable Country Performance Standard for a Picture achieving Domestic Billings of *** would be ***.

3.    Minimum Results:

      Minimum Results for a Picture in the Territory as a whole, in each Region, and in each Top 6 Country, as the case may be, shall be deemed to have been achieved if with respect to each Picture:

      (a) For the Territory as a whole -- the Territory Billings for a Picture as a percentage of the Picture's Domestic Billings fall within fifteen (15) percentage points of the applicable APS. By way of example only, assume the APS I is ***. Then each Picture which achieves Domestic Billings of *** or more must achieve Territory Billings equal to at least *** of such Picture's Domestic Billings in order to meet Minimum Results for the Territory as a whole.

      (b) For each Region or Top 6 Country within the Territory -- the Regional or Country Billings, as the case may be, for a Picture fall within *** of the Regional or Country Performance Standard. By way of example only, assume (i) a Country Performance Standard of *** for a specific Picture in Germany, calculated in accordance with Paragraph 2.c. above, and (ii) Country Billings in Germany of


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
            *** for the Picture. Based on the foregoing, the Picture will have failed to achieve Minimum Results in Germany because it failed to achieve Country Billings of at least ***.

      (c) For purposes of determining the applicable APS for a Picture, the *** breakpoint will be adjusted by the percentage change in the annual average movie ticket price outside the U.S., as reported by the MPAA or MPA, as applicable.

4.    Projection of Final Results:

      If final Domestic Billings, Territory Billings, Regional Billings and/or Country Billings for a Picture are not yet available (e.g., because the date of the initial theatrical distribution in a country within the Territory has not occurred or because some or all final billing results are not available), DW may, nevertheless, utilize interim billing figures (in the Domestic Territory, the Territory and/or any Region or Top 6 Country), reasonable projections based thereon, and historical billings from the immediately preceding year to determine whether a Picture has failed or will fail to achieve Minimum Results. If a Picture fails to meet Minimum Results based on such projections, but ultimately achieves Minimum Results based on actual results, then it shall be deemed to meet Minimum Results for all purposes; provided, in no event will rental receipts from third-party distribution (i.e., other than UIP or an affiliated party) be included for purposes of calculating Minimum Results and in no event will DW be required to retroactively reverse any termination hereunder.


                                       43

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
                                  SCHEDULE A-TC

      AMENDED AND SUPPLEMENTAL TERMS AND CONDITIONS APPLICABLE TO EXHIBIT A

1. Territory. "Territory" as defined in Exhibit A shall exclude the following:

      a. The entire territorial United States and its possessions, territories and commonwealths, including the U.S. Virgin Islands, Puerto Rico, Guam, and the former U.S. Trust Territories of the Pacific Islands, including the Carolina Islands, the Marshall Islands and the Mariana Islands, Saipan and American Samoa; the Dominican Republic, the British Virgin Islands, the Bahamas, Bermuda, Saba Island, St. Eustatius Island, St. Kitts Island, St. Martin Island, St Maarten Island; and Canada and its possessions and territories;

      b. Republic of South Korea, Democratic People's Republic of North Korea and the People's Republic of China (including Hong Kong) to the extent DW licenses Theatrical Distribution Rights in such countries to or through DW's Korean shareholder or any of its Affiliates, their successors or designees.

      c. Either Japan or the "German Territory", as DW may elect. The Federal Republic of Germany, the Republic of Austria and German-language rights in Lichtenstein, Luxembourg and Alto Adige shall constitute the German Territory. At any time during the Term, as a basis to raise additional capital, DW may assign, license or grant to any third party(ies)Theatrical Distribution Rights in and to Pictures for either Japan or the German Territory (the "Output Arrangement"), in which event Distributor shall not have the right to exercise Theatrical Distribution Rights to the applicable Pictures in the designated territory, except as otherwise may be provide in Exhibit A. DW, however, shall have the right to cause Distributor to provide all of the "Services" (as defined herein) in connection with such Theatrical Distribution Rights in Japan or the German Territory, in which event Distributor shall be entitled to the applicable Distribution Fees as set forth in Exhibit A, calculated on Gross Receipts (as defined in Exhibit A) derived from the applicable territory, and such Gross Receipts shall be taken into account for purposes of calculating the Gross Receipts breakpoints for the Schedules Percentages in Paragraph 5.b.i. of Exhibit A. DW and such third parties shall have free access to all Picture elements and related materials for all purposes, provided DW and such third parties shall bear all duplication, freight and delivery costs in connection therewith. DW will provide Distributor with reasonable notice of termination of Theatrical Distribution Rights in the applicable territory, provided, however, if Distributor has prior to such notice (x) booked theatres for any Picture(s) subject to the Output Arrangement, then Distributor shall continue to provide all of the Services in connection with such Picture(s) in the applicable territory and shall be entitled to retain the applicable Distribution Fees thereon, or (y) incurred approved Distribution Expenses for any Picture(s) subject to the Output Arrangement, then DW shall reimburse Distributor for the cost thereof unless such Distribution Expenses are otherwise reimbursed to Distributor pursuant to the terms of Exhibit A.


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2.    Non-Theatrical Rights. Certain Non-Theatrical Rights, as set forth and defined in a. below, are granted to Distributor for exploitation pursuant to Exhibit A.

      a. "Non-Theatrical Rights" shall refer to the right to exhibit a Picture solely in the Territory in hotels, motels, hospital and other health care facilities; correctional facilities; schools and other educational institutions; common areas of residential living communities; retirement centres, camps, religious institutions, buses, coaches and trains; libraries and museums; restaurants, bars and clubs; community military bases and government installations (excluding US/Canadian); and oil fields and oil rigs (excluding Aramco/US/Canadian sites).

      b. Non-Theatrical Rights retained by DW and specifically excluded from Exhibit A include: all airlines and aircraft (including military aircraft, e.g. the Royal Air Force) and all ships at sea (including cruise ships and ferries); all US and Canadian military and government installations (e.g. embassies and diplomatic posts) wherever located; Aramco/US/Canadian industrial sites; and all other non-theatrical venues and rights not specifically granted to Distributor hereunder.

      c. Distributor agrees to use reasonable efforts to exploit on behalf of DW Non-Theatrical Rights with respect to the Pictures during the Term, and such Non-Theatrical Rights shall be subject to the terms and conditions of Exhibit A, including (i) the accounting for revenues and related distribution expenses in accordance with Exhibit A, and (ii) the rights of DW to withhold, withdraw and/or terminate Non-Theatrical Rights, as and to the extent permitted by the terms of Exhibit A with respect to the Pictures and Theatrical Distribution Rights. Additionally, upon six (6) months written notice to Distributor, DW shall have the right to terminate Distributor's exploitation of such Non-Theatrical Rights, subject to existing licenses entered into prior to such notice and provided that the term of any licenses entered into after such notice shall not continue beyond the six (6) month notice period unless preapproved by DW.

3. Services. Subject to and without limiting anything set forth in Exhibit A except as amended by the terms of this Schedule A-TC (provided that in the event of any conflict between Exhibit A, the Settlement Agreement (as defined below) and this Schedule A-TC, the provisions of this Schedule A-TC shall control over both the Settlement Agreement and Exhibit A, and the Settlement Agreement shall control over Exhibit A), Distributor shall supply and render, either itself or through third parties, at no cost or expense to DW, except for Distributor's retention of the applicable Distribution Fees set forth in Exhibit A, or as expressly set forth in the Settlement Agreement or Paragraph 4. below, the services ("Services") as described in Paragraph 4. below. Distributor and DW shall bear the cost of Services during the "Initial Term" and during the Extended Term (as such capitalized terms are defined in Paragraph 4. below) in accordance with Exhibit A as supplemented by that certain Settlement and Release Agreement between the parties hereto, dated as of December 29, 2000 (the "Settlement Agreement"), and as further amended and supplemented by the provisions of this Schedule A-TC.

4. Definition of Services. Distributor shall render all customary services required to distribute the Pictures in a manner consistent with Services rendered during the initial


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
      term, i.e. the period from June 1995 through June 19, 2001 ("the Initial Term"), throughout the Territory. Any Services rendered by UIP personnel during the Initial Term shall not be charged separately or allocated in any manner to Pictures under the Agreement during the extended Term, i.e., from June 20, 2001 until termination of the Term (the "Extended Term"), whether the Services are hereafter performed by UIP personnel or through third parties, except as expressly permitted in this Schedule A-TC. Services shall not be deemed to include permitted Distribution Expenses pursuant to Exhibit A, costs for which DW is responsible under Paragraph 4 of this Schedule A-TC, or are Distribution Expenses specifically approved by DW. If any Services that DW knowingly agreed to pay as a third party cost during the Initial Term ("DW Approved Prior Costs", e.g. ***) are hereafter subsequently provided internally by UIP or Universal, DW will agree (prior to such costs being permitted Distribution Expenses as defined in Exhibit A) on an appropriate charge or allocation of such costs to Pictures, provided such charge or allocation shall be calculated in a fair and equitable manner and in no event exceed the rate or outside service charges formerly paid as a third party cost, taking into consideration prevailing market changes. DW's approval of third party costs in any given territory or country shall not be deemed approval in other territories or countries unless expressly agreed in writing by the parties. During the Extended Term, DW shall be responsible only for costs for controlled agency services and backroom services to the extent such services are performed by third parties as of April 15, 2001 on a country-by-country basis throughout the Territory. Promptly after June 15, 2001 (and not later than July 31, 2001), Distributor shall provide to DW a list of all controlled agency service providers as of April 15, 2001, on a country-by-country basis, provided that an inadvertent failure to list a controlled agency service provider on such list shall not preclude Distributor from using such provider (or affect DW's responsibility for the costs associated therewith) if such provider (or a prior controlled agency service provider) in fact provided controlled agency services as of April 15, 2001. Services shall include, but are not limited to:

      a.    Marketing And Distribution

            i. For the top fifteen (15) countries and for all countries within the Territory in the case of animated feature films, and otherwise mutually agreed -- prepare and recommend in full consultation with DW country-by-country marketing plans, budgets and distribution plans containing such information, analysis and recommendations as DW may from time-to-time reasonably request. Country-by-country distribution plans for each Picture shall specify release dates and pursuant to and in accordance with UIP's SF4 policies (which shall not materially change from the policy as in effect on April 15,
            2001), the theaters in each key city. The top 15 countries as of the date hereof are: Japan, Germany, UK, France, Italy, Spain, Sweden, Belgium, Netherlands, Switzerland, Argentina, Brazil, Mexico, Australia and Taiwan.

            ii. Where rights are known to be available, all plans to be delivered no less than six (6) weeks prior to the initial theatrical release date in the Territory for each Picture. Notwithstanding the foregoing, in circumstances where media availability or advance booking deadlines require earlier commitments to


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            facilitate the cost effective purchase of media, UIP shall use its reasonable efforts to deliver plans in time to allow DW at least 5 business days to review and approve budgets and media plans ahead of such deadlines (provided in no event shall Distributor be required to provide plans more than 60 days prior to initial theatrical release).

            iii. Provide marketing and advertising services, including all staff and personnel costs, excluding (a) controlled agency services (to the extent DW bears the costs thereof as set forth in the penultimate sentence of Paragraph 4, above), which for purposes of Exhibit A (including this Schedule A-TC) shall mean (i) "implants", i.e., agency personnel located at or substantially based at UIP offices (unless UIP has no local office) and who, in connection with UIP pictures generally, render specific tasks or perform specific department functions related to marketing and advertising (e.g., *** personnel in the United Kingdom), and (ii) marketing and advertising agencies who on an out-sourced basis administer the marketing and promotion of UIP pictures generally in a territory (e.g., the *** in Germany), (b) DW Approved Prior Costs, and (c) costs included in DW approved budgets, provided any budget item(s) specifically disapproved by DW shall not be provided unless and until Distributor and DW mutually agree on such costs.

            iv. Develop strategies for media buying and advertising and promotion, including the preparation of advertising budgets and advertising media and publicity plans. Negotiate with third party agencies and media representatives in respect of media buying. Coordinate and place orders for media buying on behalf of DW, including broadcast transmissions, display space, publicity material, etc. The basic services described herein are included within the Distribution Fees, excluding (a) any controlled agency services rendered in connection with such basic services, (b) DW Approved Prior Costs, and (c) costs included in DW approved budgets, provided any budget item(s) specifically disapproved by DW shall not be provided unless and until Distributor and DW mutually agree on such costs. Costs of media buyer agency commissions and actual ad costs will continue to be borne by DW.

            v. Adapt advertising and promotional concepts on a country-by-country basis.

            vi. Advise on the selection of local or alternative titles for DW's approval.

            vii. Where applicable, develop and implement in-theatre promotions, exhibitor and consumer mailings.

            viii. Select and purchase on behalf of DW goods and services from third parties, including graphic designers, printers, producers, sound and film labs.

            ix. Arrange and supervise the production of all filmed, taped and recorded advertising and publicity. The basic services described herein are included within the Distribution Fees, excluding (a) any controlled agency services rendered in


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            connection with such basic services, (b) DW Approved Prior Costs, and (c) costs included in DW approved budgets, provided any budget item(s) specifically disapproved by DW shall not be provided unless and until Distributor and DW mutually agree on such costs.

            x. In-house evaluation of the effectiveness of media buying and other campaigns against final box office results on an occasional basis as requested by DW.

            xi. Coordination of the preparation and control of advertising and promotional materials (e.g. text, scripts, ad sales materials, etc.). The basic services described herein are included within the Distribution Fees, excluding (a) any controlled agency services rendered in connection with such basic services, (b) DW Approved Prior Costs, and(c) costs included in DW approved budgets, provided any budget item(s) specifically disapproved by DW shall not be provided unless and until Distributor and DW mutually agree on such costs.

            xii. To the extent made available to UIP, pass through to DW media buying reports and statistics.

            xiii. To the extent applicable, arrange for the development of secondary marketing and new product opportunities.

            xiv. Provide all publicity coordination services (including UIP in-house supervision). The cost of third party publicists will be borne by DW, subject to DW's prior approval of the designated third party publicist and costs thereof. The basic services described herein are included within the Distribution Fees, excluding (a) any controlled agency services rendered in connection with such basic services, (b) DW Approved Prior Costs, (c) costs included in DW approved budgets, provided any budget item(s) specifically disapproved by DW shall not be provided unless and until Distributor and DW mutually agree on such costs.

            xv. Develop and use reasonable efforts to secure national and local tie-in partner promotions.

            xvi. Advise DW re censorship issues and submit each Picture to censorship authorities.

      b.    Finance

            i. Develop and maintain profit/loss statements for all released Pictures per the level of information currently received as of the date hereof.

            ii. Provide financial/accounting reports/results per the current level of information and frequency of reporting as of the date hereof.

            iii. Code and approve expenditures and invoices. Review and approve purchase orders.


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
            iv. Prepare gross billings reports, booking confirmations, sales dating charts, reports detailing by Picture and by country local box office (in both U.S. Dollars and local currency) and theater admissions where available, bad debt/write-off reports and Blocked Currency totals to the extent applicable after the date hereof.

            v. Provide comparative performance data, such as competitive grosses to the extent such information is available in the relevant market and the provision of such information will not result in a violation of law.

            vi. Maintain exhibitor data, including key theater ownership, number of screens and seats, local applicable taxes on admission prices and geographical breakdown of theaters.

            vii. Collection of billings.

      c.    Operations

            i. Oversee all print duplication operations.

            ii. Manage all vendor and supplier activities.

            iii. Manage and render all services and provide all facilities and space in connection with the shipping, storage and inspection of prints and trailers in accordance with the procedures set forth in Exhibit A. DW shall pay for such service costs, whether incurred by UIP or third parties if (i) in the relevant territory, such services were provided by third parties as of April 15, 2001, and (ii) to the extent such costs do not exceed the cost previously charged by third parties, taking into consideration prevailing market changes.

            iv. Prepare and submit dubbing budgets on a country-by-country, Picture-by-Picture basis in U.S. Dollars and in local currency other than to the extent DW chooses to provide such services itself.

            v. Manage all dubbing, subtitling and editing of the Pictures and trailers thereof other than to the extent DW chooses to provide such services itself. If and only if DW utilizes UIP internal supervisory dubbing personnel, the cost thereof shall be allocated on a non-discriminatory basis to the applicable Picture(s).

            vi. Manage and implement all security and anti-piracy measures.

            vii. Provide all backroom services, facilities and maintenance in accordance with the procedures set forth in Exhibit A. DW shall pay for such backroom service costs, whether incurred by UIP or third parties if (i) in the relevant territory, such services were provided by third parties as of April 15, 2001, and (ii) to the extent such costs do not exceed the cost previously charged by third parties, taking into consideration prevailing market changes.

            viii. Print servicing -- store, catalog, check and track all prints, trailers and other advertising material, including the maintenance and preparation of the foregoing for shipment to and from theaters in accordance with the procedures set forth in Exhibit A. DW shall pay for such backroom service costs, whether incurred by UIP or third parties if (i) in the relevant territory, such services were provided by third parties as of April 15, 2001, and (ii) to the extent such costs do not exceed the cost previously charged by third parties, taking into consideration prevailing market changes.

            ix. Arrange for the destruction of prints and the issuance of certificates of destruction.

            x. Order and invoice for prints and trailers.

            xi. Manage movement of prints, trailers and other advertising materials in accordance with the procedures set forth in Exhibit A. DW shall pay for such backroom service costs (excluding UIP internal personnel who supervise such management), whether incurred by UIP or third parties if (i) in the relevant territory, such services were provided by third parties as of April 15, 2001, and (ii) to the extent such costs do not exceed the cost previously charged by third parties, taking into consideration prevailing market changes

5. "American Beauty". Distributor agrees to pay to DW, within ten (10) business days from execution of the amended and restated DW/Universal Studios, Inc. Master Agreement, *** in full and complete settlement of the "American Beauty" reel 3 ab issue pertaining to the additional costs incurred to reprint the altered negative.

Except as specifically provided above, all other terms and conditions set forth in Exhibit A shall continue in full force and effect.


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the Commission. Confidential treatment has been requested with respect to the
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